UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Shockwave Medical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 29, 2022

Dear Fellow Stockholders:

It is my pleasure to invite you to attend Shockwave’s Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 23, 2022, at 10:00 a.m., Pacific Time. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business we will conduct at the Annual Meeting.

We have made significant and measurable progress since last year’s annual meeting of stockholders, including the following:

•

U.S. FDA Approval of Our C2 IVL Catheters. In February 2021, we received pre-market approval for the use of intravascular lithotripsy (“IVL”) in severely calcified coronary artery disease from the U.S. Food and Drug Administration and subsequently launched sales of our C2 coronary IVL catheter in the United States.

•

China Joint Venture and Japan Shonin Submission. In March 2021, we announced the formation of a joint venture with Genesis MedTech Group to bring IVL to China and submitted our Shonin application to the Pharmaceuticals and Medical Devices Agency for commercial approval of our coronary IVL catheter in Japan.

•	Expansion of International Direct Sales. In July and October 2021, we launched direct sales in the United Kingdom and France, respectively.

•	CMS Reimbursement of Our IVL Products. Throughout 2021, we made significant strides with the U.S. Centers for Medicare & Medicaid Services regarding reimbursement for our IVL products, including:

•	approval of a transitional pass-through payment for our C2 coronary IVL catheter for procedures in the outpatient setting;

•	approval of a new technology add-on payment for our C2 coronary IVL catheter in the inpatient setting; and

•	reassignment of the payment for peripheral IVL procedures performed on above the knee arteries in the hospital outpatient setting, with increased payments set to begin in 2022.

•

Increased Product Revenue. Despite the ongoing COVID-19 pandemic, our product revenue increased to $237.1 million in 2021, compared to $67.8 million in 2020. The increase was driven primarily by the commencement of C2 coronary IVL catheter sales in the United States, increased adoption of our coronary and peripheral products domestically and internationally, and continued recovery from the COVID-19 pandemic.

We will once again hold the Annual Meeting virtually in an effort to make it safe and convenient for our stockholders to attend. During our Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement enclosed with this letter, which we encourage you to read carefully. We will also address any questions submitted before or during the Annual Meeting.

Your vote is very important to us, and I urge you to vote your shares as promptly as possible. You may vote by Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign, date, and return the proxy card in the enclosed envelope.

Finally, I continue to be humbled by the exceptional performance of the entire Shockwave team, despite the unpredictable and unprecedented challenges we have faced recently. On behalf of the Board, management team and employees, thank you for your continued confidence and support as we advance our mission to improve outcomes for patients with calcified vascular disease. We look forward to your participation in this year’s Annual Meeting.

Sincerely,

Doug Godshall

President and Chief Executive Officer

Shockwave Medical, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2022

April 29, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of the Stockholders (the “Annual Meeting”) of Shockwave Medical, Inc., a Delaware corporation (“we,” “us,” “Shockwave” or the “Company”). The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/SWAV2022 on Thursday, June 23, 2022 at 10:00 a.m. (Pacific Time), for the following purposes:

1.	To elect three nominees for Class III directors to serve until the 2025 annual meeting of stockholders and until each such nominee’s successor is duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Shockwave for the fiscal year ending December 31, 2022;

3.	To provide an advisory, non-binding vote on the compensation of our named executive officers (“NEOs”); and

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”).

The record date for the Annual Meeting is April 25, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available electronically by request to investors@shockwavemedical.com for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/SWAV2022 and enter the control number provided on your proxy card, voting instruction form or Proxy Availability Notice (as defined below).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

June 23, 2022 at 10:00 a.m. (Pacific Time)

via the internet at www.virtualshareholdermeeting.com/SWAV2022

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have determined that the Annual Meeting will be held in a virtual format only, with no in-person meeting. This approach also lowers costs, enables participation from our global community, and aligns with our broader sustainability goals. If you plan to participate in the virtual meeting, please see the Questions and Answers section below. Stockholders will be able to attend, vote and submit questions (both before and for a portion of the meeting) via the internet.

In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, Shockwave will make an announcement, issue a press release or post information at www.shockwavemedical.com to notify stockholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Shockwave Investor Relations at investors@shockwavemedical.com.

By Order of the Board of Directors

Hajime Tada

General Counsel & Secretary

Santa Clara, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE POSTAGE-PAID ENVELOPE WE HAVE PROVIDED OR RETURN IT TO VOTE PROCESSING, C/O BROADRIDGE FINANCIAL SOLUTIONS, INC., 51 MERCEDES WAY, EDGEWOOD, NY 11717, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE AT THE ANNUAL MEETING.

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting your shares.

Annual Meeting of Stockholders

Date:	Thursday, June 23, 2022

Time:	10:00 a.m. (Pacific Time)

Location:	Virtually via the Internet at www.virtualshareholdermeeting.com/SWAV2022

Record Date:	Monday, April 25, 2022

Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR ALL” nominees
ELECTION OF DIRECTORS

We are asking our stockholders to elect three directors with each to serve for a three-year term expiring at our 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or, if sooner, until such director’s death, resignation or removal. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. For additional information about our director nominees and their respective qualifications, see the section titled “Proposal No. 1: Election of Directors”.

Name	Age	Director Since
Doug Godshall	57	May 2017
F.T. “Jay” Watkins	69	June 2013
Frederic Moll, M.D.	70	May 2011

PROPOSAL NO. 2	BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. For information regarding fees paid to Ernst & Young LLP during 2021 and 2020, see the section titled “Proposal No. 2: Ratification of the Selection of the Independent Registered Public Accounting Firm for Shockwave”.

PROPOSAL NO. 3	BOARD’S RECOMMENDATION “FOR” this Proposal
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “say on pay” vote. For information about the compensation of our NEOs, see the section titled “Executive Compensation”. We hold this advisory vote on an annual basis.

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

GOVERNANCE AND BOARD OF DIRECTORS HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. The list below highlights our independent Board of Directors and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD OF DIRECTORS AND LEADERSHIP PRACTICES

•	Majority of directors are independent (7 out of 8 current directors)

•	All committees of the Board of Directors are composed of independent directors

•	Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas

•	Independent directors conduct regular executive sessions

•	Directors maintain open communication and strong working relationships among themselves and have regular access to management

•	Our Nominating and ESG Committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters

•	Our Board of Directors has established a related party transaction policy that governs procedures for approving and disclosing related party transactions

Shockwave Medical, Inc.

5403 Betsy Ross Drive

Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 29, 2022.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 23, 2022 at 10:00 a.m. (Pacific Time) via the internet at www.virtualshareholdermeeting.com/SWAV2022.

We have determined that the Annual Meeting will be held in a virtual meeting format only, with no in-person meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic.

At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

Information on how to participate in and vote at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Proxy Availability Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

How do I participate in the virtual Annual Meeting?

•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/SWAV2022.

•	You may log in to the meeting platform beginning at 9:45 a.m. Pacific Time on June 23, 2022. The meeting will begin promptly at 10:00 a.m. Pacific Time.

•	You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/SWAV2022.

•	Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.

•	If you wish to submit a question in advance of the Annual Meeting, you may do so at www.proxyvote.com. You will need the 16-digit control number provided in your proxy materials in order to do so.

•

If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/SWAV2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Shockwave, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).

•	A webcast replay of the Annual Meeting, including the Q&A session, will be available at www.virtualshareholdermeeting.com/SWAV2022 for approximately twelve months following the Annual Meeting.

•

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/SWAV2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date of April 25, 2022, will be entitled to vote at the Annual Meeting. On the Record Date, there were 35,785,441 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 25, 2022, your shares were registered directly in your name with Shockwave’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (See “How do I vote?”) or complete, date, sign and return the proxy card mailed or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on April 25, 2022, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class III directors (“Proposal No. 1”);

•

Ratification of the selection by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 (“Proposal No. 2”); and

•	A non-binding advisory vote on the compensation of the Company’s NEOs (“Proposal No. 3”).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For all” nominees in the election of the nominees for Class III directors;

•	“For” the ratification of the selection by the Board of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022; and

•	“For” the non-binding advisory vote on the compensation of the Company’s NEOs.

How do I vote?

Three proposals will be presented at the Annual Meeting. For Proposal No. 1, you may vote “For all”, “Withhold all” or vote “For all except” one or more of the director nominees you specify. For Proposal No. 2, you may vote “For” or “Against” or “Abstain” from voting. For Proposal No. 3, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 22, 2022 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 22, 2022 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote at the Annual Meeting, login in by 10:00 a.m., Pacific Time on June 23, 2022 via www.virtualshareholdermeeting.com/SWAV2022.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from Shockwave. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2022, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (i) “For all” nominees in the election of the nominees for Class III directors, (ii) “For” the ratification of EY as Shockwave’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and (iii) “For” the non-binding advisory vote on the compensation of our NEOs. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, Shockwave will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of Shockwave will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Shockwave’s Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054; provided, however, in light of disruptions caused by the COVID-19 pandemic, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to investors@shockwavemedical.com.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided before the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 30, 2022. Proposals should be sent to our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054.

When are other proposals and stockholder nominations for the 2023 Annual Meeting due?

With respect to proposals and nominations not to be included in our proxy statement for the 2023 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2023 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals in writing so that they are received by our Secretary at our principal executive offices not earlier than December 25, 2022 and not later than February 23, 2023 in order to be considered. In the event that the 2023 Annual Meeting is to be held on a date that is not within 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 120 days prior to such annual meeting and no later than the tenth day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting.

Nominations or proposals should be sent in writing to our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2023 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. At the Annual Meeting, only Proposal No. 2 is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What is the effect of abstentions, votes to withhold and broker non-votes?

Abstentions: Under Delaware law (under which Shockwave is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes cast on the matter. Therefore, abstentions will have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3.

Votes to Withhold: For Proposal No. 1, you may vote “For all”, “Withhold all” or vote “For all except” one or more of the director nominees you specify. The three nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. In an uncontested election, “Withhold” votes will not prevent a candidate from being elected.

Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the NYSE rules. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the votes on Proposal No. 1, Proposal No. 2 or Proposal No. 3.

Brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a “routine” matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it will have no effect because it will not be treated as a vote cast for or against the matter. The other proposals presented at the Annual Meeting, Proposal No. 1 and Proposal No. 3, are “non-routine” matters and therefore broker non-votes will have no effect on these matters. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares for Proposal No. 1 or Proposal No. 3, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. 2 is considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2, even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No
No. 2. Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes
No. 3. Advisory Vote on the Compensation of the Company’s NEOs	Majority Cast	No

A “Plurality,” with regard to the election of directors, means that the three nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Majority Cast,” with regard to the ratification of the selection by the Board of our independent registered public accounting firm, means that a majority of the votes cast on the proposal are voted “For” the proposal. A “Majority Cast,” with regard to the ratification of the advisory vote on the compensation of the Company’s NEOs means that a majority of the votes cast on the proposal are voted “For” the proposal.

Accordingly:

•

Proposal No. 1: For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class III directors to hold office until the 2025 annual meeting of stockholders. Only votes “For all”, “Withhold all” or “For all except” will affect the outcome. Broker non-votes will have no effect.

•

Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Board of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Board of EY is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

•

Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the proposal. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3.

None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares generally entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. On the Record Date, there were 35,785,441 shares outstanding and entitled to vote. Thus, the holders of at least 17,892,721 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of quorum at the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please write to Shockwave Investor Relations at investors@shockwavemedical.com.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as a director, or executive officer of Shockwave has any special interest in any matter to be voted upon other than approval of the compensation paid to the Company’s NEOs under Proposal No. 3 with respect to our NEOS and election to the Board of Directors with respect to the directors so nominated in Proposal No. 1.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of C. Raymond Larkin, Jr., Laura Francis, and Maria Sainz; Class II directors consist of Antoine Papiernik and Sara Toyloy; and Class III directors consist of Doug Godshall, F.T. “Jay” Watkins and Frederic Moll.

The Nominating and ESG Committee of the Board has recommended, and the Board has approved, the nomination of each of our Class III directors, Messrs. Godshall, Watkins and Moll, for three-year terms expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or, if sooner, until such director’s death, resignation or removal. Messrs. Godshall, Watkins and Moll are currently directors of the Company. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and ESG Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, and their occupation(s), length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Occupation	Independent	AC	CC	NESG
Nominees
Doug Godshall	57	May 2017	2022 Annual Meeting	President and CEO, Shockwave	No	—	—	—
F.T. “Jay” Watkins	69	June 2013	2022 Annual Meeting	Managing Partner, Sonder Capital	Yes	M	—	—
Frederic Moll, M.D.	70	May 2011	2022 Annual Meeting	CDO, Johnson & Johnson Medical Devices Companies	Yes	—	—	M
Continuing Directors
C. Raymond Larkin, Jr.*	73	January 2019	2023 Annual Meeting	Principal, Group Outcome LLC	Yes	—	—	C
Laura Francis	55	January 2019	2023 Annual Meeting	CEO, SI-BONE, Inc.	Yes	C, F	M	—
Maria Sainz	56	July 2020	2023 Annual Meeting	Independent Director	Yes	—	C	M
Antoine Papiernik	55	July 2013	2024 Annual Meeting	Managing Partner, Sofinnova Partners	Yes	—	M	—
Sara Toyloy	55	March 2021	2024 Annual Meeting	President, Fabrica Consulting LLC	Yes	M	—	—

*: Board Chair	F: Financial Expert	M: Member	C: Committee Chair	AC: Audit Committee	CC: Compensation Committee	NESG: Nominating and ESG Committee

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and ESG Committee and the Board to believe that the director should serve on the Board:

Director Nominees

Doug Godshall. Mr. Godshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2017. Mr. Godshall currently serves on the board of directors of the Medical Device Manufacturers Association, a national trade association providing educational and advisory assistance to medical technology companies. Previously, Mr. Godshall served as the Chief Executive Officer of HeartWare International, Inc. (“HeartWare”), a medical device company, from September 2006 until August 2016 and as director from October 2006 until its acquisition by Medtronic plc in August 2016. Prior to joining HeartWare, Mr. Godshall served in various executive, managerial and leadership positions at Boston Scientific Corporation (“Boston Scientific”), where he had been employed since 1990. Mr. Godshall also served on the board of directors of Eyepoint Pharmaceuticals, Inc., a pharmaceuticals company, from March 2012 to June 2021. He currently serves on the boards of directors of two private companies, Saluda Medical Pty Ltd and Galavanize Therapeutics, Inc. Mr. Godshall received his B.A. in Business from Lafayette College and M.B.A from Northeastern University. Mr. Godshall’s experience in the clinical development, business execution, and regulatory strategy for medical devices and pharmaceuticals provides him with the qualifications and skills to serve on our Board of Directors.

F.T. “Jay” Watkins. Mr. Watkins has served as a member of our Board of Directors since June 2013. He previously served as the Chairperson of our Board from May 2017 to January 2019. Mr. Watkins currently serves as a Managing Partner at Sonder Capital. Prior to joining Sonder Capital, Mr. Watkins was a Managing Director at De Novo Ventures (“De Novo”) from 2002 to December 2021. Before joining De Novo, he was a co-founder and founding Chief Executive Officer of Origin Medsystems, Inc. (“Origin”), a venture funded medical technology start-up, until its acquisition by Eli Lilly & Company (“Eli Lilly”) in 1995. When Eli Lilly spun out its medical device businesses as Guidant Corporation (“Guidant”), Mr. Watkins became a member of Guidant’s Management Committee and served as president of several divisions including the Minimally Invasive Surgery Group, the Cardiac and Vascular Surgery Group and Heart Rhythm Technologies. Mr. Watkins also co-founded Gynecare, Inc., a woman’s health care company, which was spun out, taken public and subsequently acquired by Johnson & Johnson. Mr. Watkins was also the founding president of Compass, Guidant’s corporate business development and new ventures group, where he was involved in the acquisition of two public companies and led venture investments in 14 companies. Prior to joining Origin, Mr. Watkins also held management positions in several start-ups, including Microgenics (acquired by Boehringer Manngheim) and was a consultant with McKinsey & Company. Mr. Watkins received his M.B.A. from Harvard Business School and his B.A. from Stanford University. Mr. Watkin’s experience in the healthcare industry provides him with the qualifications and skills to serve on our Board of Directors.

Frederic Moll, M.D. Dr. Moll has served as a member of our Board of Directors since May 2011. Since April 2019, Dr. Moll has served as Chief Development Officer for Johnson & Johnson Medical Devices Companies. Previously, Dr. Moll was a co-founder, and, from September 2012 to April 2019, was the Chairman and Chief Executive Officer of Auris Health, Inc., a surgical robotics company, until it was acquired by Johnson & Johnson Medical Devices Companies. Dr. Moll was also a co-founder and, from September 2002 to December 2011, served as the Chief Executive Officer of Hansen Medical, Inc., a surgical robotics company. Previously, Dr. Moll co-founded Intuitive Surgical, Inc., a surgical robotics company, and from 1995 to 2002 served as its first Chief Executive Officer. Dr. Moll also co-founded Endo-Therapeutics, Inc. and Origin Medsystems, Inc., which later became an operating company within Guidant Corporation following its acquisition by Eli Lilly & Company. Dr. Moll has served on the boards of directors of PROCEPT BioRobotics Corporation, a robotic surgical company, since August 2011, and Lux Health Acquisition Corp., a special purpose acquisition company, since June 2020. Dr. Moll previously served as a member and Chairman of the board of directors of Restoration

Robotics, Inc., a robotic medical device company, from November 2002 until its merger with Venus Concept Inc. in November 2019. He also served as a member of the board of directors of Intersect ENT, Inc., a medical technology company, from March 2006 to February 2021, and a member of the board of directors of Biolase, Inc., a dental laser company, from June 2013 until November 2017. Dr. Moll received his B.A. in Economics from the University of California at Berkeley, an M.S. in Management from Stanford University and an M.D. from the University of Washington. Dr. Moll’s experience in the healthcare sector and his medical background and experience provide him with the qualifications and skills to serve on our Board of Directors.

Continuing Directors

C. Raymond Larkin, Jr. Mr. Larkin has served as a member and as Chairman of our Board of Directors since January 2019. Mr. Larkin has served as a principal of Group Outcome LLC, a merchant banking firm concentrating on medical technologies, since 2000. Mr. Larkin is presently also Chairman of the board of directors of Align Technology Inc., a global medical device company, where he has served as a director since March 2004 and as Chairman since February 2006. In addition, Mr. Larkin has served on the board of directors of Reva Medical Inc., a medical device company, since July 2017 and was Chairman until 2019. Previously, Mr. Larkin served as a director of HeartWare International, Inc., a medical device company, from October 2008 and as Chairman of the board of directors from June 2010 until its acquisition by Medtronic, plc in August 2016. Previously, he was President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., one of the world’s preeminent respiratory products companies. Mr. Larkin also served as Chief Executive Officer of Eunoe, Inc., a medical device company. Mr. Larkin served as a Captain in the United States Marine Corps and received his B.S. in Industrial Management from LaSalle University. Mr. Larkin’s extensive experience in analyzing, investing in and advising medical device and emerging growth companies provides him with the qualifications and skills to serve on our Board of Directors.

Laura Francis. Ms. Francis has served as a member of our Board of Directors since January 2019. Since April 2021, Ms. Francis has been Chief Executive Officer and a member of the board of directors of SI-BONE, Inc., an orthopedic device company. Ms. Francis previously served as SI-BONE’s Chief Operating Officer from July 2019 to April 2021, and as SI-BONE’s Chief Financial Officer from May 2015 to April 2021. Prior to joining SI-BONE, she was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, she served as the Chief Financial Officer of Bruker BioSciences Corporation, a public life science instrumentation company. From May 2001 to March 2002, Ms. Francis served as Chief Operating Officer and Chief Financial Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, she was an engagement manager with McKinsey & Company, a consulting firm. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Ms. Francis received her B.B.A. from the University of Wisconsin and M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California. Ms. Francis’s extensive experience as an executive officer of a number of public and private medical device and life science growth companies provides her with the qualifications and skills to serve on our Board of Directors.

Maria Sainz. Ms. Sainz has served as a member of our Board of Directors since July 2020. From May 2018 to February 2021, Ms. Sainz served as President and Chief Executive Officer of AEGEA Medical, Inc., a women’s health company in the field of endometrial ablation, until its acquisition by The Cooper Companies Inc. From May 2012 to July 2017, Ms. Sainz served as the President and Chief Executive Officer of Cardiokinetix Inc., a medical device company pioneering a catheter-based treatment for heart failure. From April 2008 to May 2012, Maria was the President and Chief Executive Officer of Concentric Medical, Inc., a developer of minimally invasive products for the treatment of acute ischemic stroke, which was acquired in 2011 by Stryker Corporation. Ms. Sainz began her medical technology career at Guidant Corporation (“Guidant”) where she held positions of increasing responsibility in Europe and the United States. At the time of the acquisition of Guidant by Boston

Scientific Corporation, she served as President of the Cardiac Surgery division of Guidant. Ms. Sainz has been intimately involved in several major medical technology product launches such as coronary stents and cardiac resynchronization therapy devices. Ms. Sainz has served as a member of the boards of directors of Avanos Medical, Inc., a medical device company, since February 2015, Atrion Corporation, a medical device company, since August 2021, and Hyperfine, Inc., a medical device company, since December 2021. She also currently serves as a member of the board of directors for several private medical companies. Previously, Ms. Sainz served as a member of the boards of directors of Orthofix Medical Inc., a global medical device company, from June 2008 to September 2011 and November 2012 to June 2021, Iridex Corporation, a laser-based medical device company, from April 2018 to June 2020, and Spectranetics Corporation, a cardiovascular medical device company, from November 2010 to July 2017. She received her M.A in Languages from the University Complutense in Madrid, Spain and a master’s in international management from the American Graduate School of International Management. Ms. Sainz’s international and healthcare industry experience provides her with the qualifications and skills to serve on our Board of Directors.

Antoine Papiernik. Mr. Papiernik has served as a member of our Board of Directors since July 2013. Mr. Papiernik has been Managing Partner of Sofinnova Partners since 1997. He has been an initial investor and a board member in public companies, including ProQr Therapeutics N.V. and Mainstay Medical International plc. Mr. Papiernik is also a board member of private companies AblaCare, Highlife, MedDay Pharmaceuticals, MD Start, Mnemo Therapeutics, Noema Pharma AG, Pi-Cardia, Reflexion Medical, Rgenix, SafeHeal and Tissium. He has served on the boards of ESO (Ethical Oncology Science) S.p.A., CoAxia, Inc., Lectus Therapeutics Ltd, Entourage Medical Technologies, Inc., Corwave SA, Auris Medical Holding and Impatients. Mr. Papiernik previously was an initial investor and a board member of the following companies: Actelion Pharmaceuticals Ltd. (“Actelion”), NovusPharma S.p.A. (sold to Cell Therapeutics, Inc.), Movetis NV (sold to Shire Plc), Pixium Vision SA and Stentys SA, which went public, respectively, on the Zürich stock exchange, the Milan Nuovo Mercato, the Belgium Stock Exchange, the Stockholm stock exchange, and EuroNext Paris. He was also a board member for Cotherix Inc. (initially listed on the Nasdaq Stock Market LLC (“Nasdaq”)), then sold to Actelion), CoreValve (sold to Medtronic plc), Fovea Pharmaceuticals (sold to Sanofi-Aventis S.A.) and ReCor Medical, Inc. (sold to Otsuka Pharmaceutical Co., Ltd.). Mr. Papiernik received his M.B.A. from the Wharton School of Business, University of Pennsylvania and his B.S. from Institut Etudes Economiques Commerciales. Mr. Papiernik’s experience in the healthcare industry provides him with the qualifications and skills to serve on our Board of Directors.

Sara Toyloy. Ms. Toyloy has served as a member of our Board of Directors since March 2021. Ms. Toyloy is currently President of Fabrica Consulting LLC, which she founded in February 2020. From March 2008 to February 2020, Ms. Toyloy served as President, New Therapies and Chief Regulatory Officer and Executive Vice President, Regulatory, Clinical Quality of Elixir Medical Corporation. Prior to this, Ms. Toyloy held several executive management positions at Medtronic Vascular Inc., including Executive Vice President of Biosensors International from February 2005 to August 2007 and Vice President of Regulatory and Clinical Affairs from December 2002 through October 2004. From January 1990 through November 2002, Ms. Toyloy served in a number of positions at Guidant Corporation (“Guidant”), ultimately as Guidant’s Director of Regulatory Affairs and Clinical Research. Ms. Toyloy received her B.S. Degree in Biological Sciences from California State University Hayward. She is also a member of the Regulatory Affairs Professional Society and a permanent member of the California Community College Honor Scholarship Society. Ms. Toyloy has been a guest lecturer at the Stanford Biomedical Technology and Innovation Program and in 2019 was recognized as the Distinguished Alumna for the School of Science at California State University East Bay (formerly California State University Hayward). Ms. Toyloy’s experience in healthcare and healthcare regulation provides her with the qualifications and skills to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF CLASS III DIRECTORS

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our code of business conduct and ethics (the “Code of Conduct”), described below, can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Hajime Tada, General Counsel & Secretary, c/o Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

BOARD COMPOSITION

Our Board of Directors currently consists of eight members. In accordance with our Restated Certificate of Incorporation and our Bylaws, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. Our current directors are divided among the three classes as follows:

•	Class I directors consist of C. Raymond Larkin, Jr., Laura Francis, and Maria Sainz whose terms expire at the 2023 annual meeting of stockholders;

•	Class II directors consist of Antoine Papiernik and Sara Toyloy, whose terms expire at the 2024 annual meeting of stockholders; and

•	Class III directors consist of Doug Godshall, F.T. “Jay” Watkins, and Frederic Moll, whose terms expire at the Annual Meeting.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal.

BOARD DIVERSITY

The Board is committed to having diverse (inclusive of gender and race) individuals from different backgrounds with varying perspectives, professional experience, education, and skills serving as members of the Board. The Board believes that a diverse membership reflecting a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects this commitment.

BOARD DIVERSITY MATRIX

The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606. Among our eight Board members, three of our directors identify as women and two of our directors are from underrepresented communities.

Board Diversity Matrix (As of April 28, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White (other than Middle Eastern)	1	3
Middle Eastern
Two or More Races or Ethnicities	1(1)
LGBTQ+
Did Not Disclose Demographic Background		2

(1)	African American or Black and White (other than Middle Eastern).

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees and continuing directors, other than Mr. Godshall, are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the “Independent Directors”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

While the Board currently has an independent Chairperson of the Board (“Chair”), the Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. The Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Godshall’s demonstrated senior leadership skills, expertise from years of experience in the medical device industry, and his experience and familiarity with our business as President and Chief Executive Officer. Our Independent Directors bring experience, oversight and expertise from outside of Shockwave, while Mr. Godshall brings Shockwave-specific experience and expertise.

Our Corporate Governance Guidelines note that all directors have an equal voice. The Chair and the Chief Executive Officer are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.

The Board, including each of its committees, also has complete and open access to any member of Shockwave’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the Nominating and ESG Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of Shockwave’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board, independent Chair and independent Board committees provide a well-functioning and effective balance to an experienced Chief Executive Officer. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board acts as the ultimate decision-making body of Shockwave (except as to matters reserved to, or shared with, the Company’s stockholders) and advises and oversees management, who are responsible for the day-to-day operations and management of Shockwave. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to providing oversight of the performance of our internal audit function. The Nominating and ESG Committee monitors the effectiveness of our corporate governance guidelines and policies and social and environmental initiatives. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Chief Executive Officer, Chief Financial Officer and General Counsel coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

CYBERSECURITY RISK OVERSIGHT

We recognize the importance of protecting our information and our information technology (“IT”) systems. With this in mind, we focus on IT and cybersecurity measures at both an enterprise-wide operational level and at an individual employee level. Accordingly, we have in place various methods and levels of IT and cybersecurity measures which are aimed at protecting our IT systems in order to help secure long-term value for our stockholders and other stakeholders.

By way of example, these measures include the following among other methods of IT and cybersecurity risk oversight:

•	the alignment and implementation of formally recognized security frameworks into IT operations and control best practices;

•

utilization of detection and protection technologies such as the latest in endpoint detection response, security operation centers, vulnerability and patch management programs, and enhanced incident response capabilities;

•	ongoing end-user security awareness training and attack simulation assessments;

•	ongoing security metric reporting to senior organizational leaders; and

•	formal annual risk assessments and maturity assessments to gauge current level of operational efficiency and effectiveness.

Our Audit Committee and senior management are responsible for overseeing matters relating to our IT and cybersecurity practices, initiatives, and risk assessment and mitigation activities, and are briefed annually by our senior management on cybersecurity matters. To further assist our Audit Committee, we also have designated specific roles within the Company as being responsible for the oversight of cybersecurity for the Company.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2021, the Board held six meetings. In 2021, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance.

Our Independent Directors meet from time to time in executive session. The Board and each of our standing independent committees typically holds an executive session of non-management directors (all of whom are Independent Directors) as a part of every regularly scheduled quarterly meeting.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Four of our directors then serving attended our 2021 annual meeting of stockholders (“the 2021 Annual Meeting”), which was held on June 25, 2021.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and ESG Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair such committee member’s individual exercise of independent judgment with regard to Shockwave.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, the design, implementation and performance of our internal audit function, and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The members of our Audit Committee are Laura Francis, Sara Toyloy, and F.T. “Jay” Watkins. Ms. Francis is the chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the audit committee of the board of directors of a listed company. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Laura Francis is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. In making that determination, the Board relied on the past business experience of Ms. Francis. For a description of the business experience of Ms. Francis, see the section titled “Proposal No. 1: Election of Directors—Nominees for Director and Continuing Directors”. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns, including regarding questionable accounting or audit matters;

•	reviewing our guidelines and policies with respect to financial and information security risk management;

•	considering the adequacy of our internal controls;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. In 2021, the Audit Committee met six times. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense and without seeking Board or management approval, advice and assistance from special legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for its consideration.

The Board annually reviews Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” and “financially literate” under Nasdaq listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director in 2021.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2021, the Audit Committee met and held discussions with management and EY, the

Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), and the Securities and Exchange Commission (the “SEC”). The Audit Committee has received from EY the written disclosures regarding the auditor’s independence required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY the independence of EY from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal year 2021 was compatible with EY’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of Shockwave under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted on April 29, 2022 by the members of the Audit Committee of the Board of Directors:

Laura Francis, Chair

Sara Toyloy

F.T. “Jay” Watkins

Compensation Committee

The members of our Compensation Committee are Laura Francis, Antoine Papiernik, and Maria Sainz. Ms. Sainz is the chair of our Compensation Committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the compensation committee of the board of directors of a listed company. Our Compensation Committee is responsible for, among other things:

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reviewing and recommending that our Board of Directors approve the compensation of our Chief Executive Officer, and reviewing and approving the compensation for our other NEOs and each other direct report of the Chief Executive Officer at the level of vice president or above;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	reviewing and approving, or recommending that the Board approve, the terms of compensatory arrangements with our executive officers, including severance agreements and change-of-control protections;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;

•	retaining and managing independent compensation consultants and assessing annually whether there are any conflicts of interest with such consultants; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. During 2021, the Compensation Committee met five times. The Compensation Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve such advisers’ reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by the SEC and Nasdaq rules.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under its charter. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with other Compensation Committee members, management and the Compensation Committee’s independent advisors. The Compensation Committee also meets regularly in executive session. However, our President and Chief Executive Officer, our Chief Financial Officer and our General Counsel, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the Compensation Committee.

In 2021, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as an independent adviser to the Compensation Committee. That year, Compensia conducted analysis and provided advice on, among other things, the appropriate cash and equity compensation for our executive officers, including our Chief Executive Officer and Chief Financial Officer. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a peer group of comparable public companies and reported to the Compensation Committee, which is described in more detail below in the section titled “Executive Compensation—Compensation Discussion & Analysis—How We Determine Executive Compensation—Peer Group”. The Compensation Committee considered this report when making its determinations regarding executive compensation in 2021, as detailed below in the section titled “Executive Compensation”.

In April 2021, the Compensation Committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, confirmed the independence of Compensia as a compensation adviser.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2021 were Laura Francis, Antoine Papiernik, and Maria Sainz. None of the members of our Compensation Committee in 2021 was at any time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During 2021, none of our executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee.

Nominating and ESG Committee

In 2022, Shockwave formally updated the Nominating and Corporate Governance Committee charter to reflect a broadening of its purview to include oversight of and strategic guidance relating to the Company’s social and environmental initiatives, and changed the official title of the Nominating and Corporate Governance Committee to the Nominating and ESG Committee. The Nominating and ESG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, overseeing director compensation, overseeing the Company’s Corporate Governance Guidelines and overseeing the Company’s corporate responsibilities initiatives. The members of our Nominating and ESG Committee are C. Raymond Larkin, Jr., Frederic Moll, M.D. and Maria Sainz. Mr. Larkin is the chair of the Nominating and ESG Committee. Mr. Larkin, Mr. Moll and Ms. Sainz all meet the requirements for independence under the current Nasdaq listing standards. Our Nominating and ESG Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the corporate governance guidelines for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors;

•	reviewing management succession plans;

•	assisting our Board of Directors on corporate governance matters; and

•	providing oversight of the Company’s corporate responsibility initiatives and principles, including those relating to environmental and social matters.

During 2021, the Nominating and ESG Committee met five times. Our Nominating and ESG Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A detailed discussion of the Nominating and ESG Committee’s procedures for recommending candidates for election as a director appears below under the caption Procedures of the Nominating and ESG Committee.

The Nominating and ESG Committee charter can be found in the Governance section of the Investors section of our website at www.shockwavemedical.com. The Nominating and ESG Committee charter complies with the guidelines established by Nasdaq. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The charter of the Nominating and ESG Committee grants the Nominating and ESG Committee sole authority to retain and terminate any advisers, including search firms to identify director candidates and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.

As required by its charter, the Nominating and ESG Committee leads our Board in a self-evaluation at least annually. The Nominating and ESG Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

With respect to environmental and social matters, the Nominating and ESG Committee provides oversight with respect to our efforts and related public disclosure regarding environmental stewardship in our operations and social matters pertaining to our business, including current and emerging social trends and issues that may affect the business operations, performance and public image of the Company. For more information on our ESG efforts, see the section titled “—Environmental, Social and Governance Oversight and Activities”.

Procedures of the Nominating and ESG Committee

In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nominating and ESG Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:

•	the appropriate size and the diversity of the Board;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	familiarity and experience with legal and regulatory requirements; and

•	experience with accounting rules and practices.

Pursuant to the Nominating and ESG Committee charter, the Nominating and ESG Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience.

The Nominating and ESG Committee also considers applicable laws and regulations, such as California law which requires exchange-listed companies headquartered in California with (a) boards of six or more members to have a minimum of three women directors and a minimum of one director from an underrepresented community by December 31, 2021, and (b) boards with more than four but fewer than nine members to have a minimum of two directors from underrepresented communities by December 31, 2022. We are currently compliant with the California requirements.

Once the Nominating and ESG Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Nominating and ESG Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the Nominating and ESG Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any given director search. The first step in the general process is to identify the type of candidate the Nominating and ESG Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nominating and ESG Committee may consider candidates recommended by management, by members of the Nominating and ESG Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by stockholders, the Nominating and ESG Committee will take into consideration the needs of the Board and the qualifications of the candidate.

In order for a stockholder to have a candidate considered by the Nominating and ESG Committee, a stockholder must submit a written recommendation to the Secretary that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than Shockwave including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of Shockwave, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on Shockwave’s books) and any such beneficial owner; (2) for each class or series, the number of shares of capital stock of Shockwave that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to Shockwave’s securities; (5) a representation that the stockholder is a holder of record of stock of Shockwave entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of Shockwave’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and (8) such other information relating to any proposed item of business as Shockwave may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. Stockholder recommendations should be addressed to the Nominating and ESG Committee in care of our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054.

Once candidates are identified, the Nominating and ESG Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nominating and ESG Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the Nominating and ESG Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

All of the current Class III directors have been recommended by the Nominating and ESG Committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 5403 Betsy Ross Drive, Santa Clara, CA 95054, c/o Hajime Tada, General Counsel & Secretary. All communications received by Mr. Tada will be sent directly to the Board or any particular director.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board of Directors has adopted the Code of Conduct, which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Conduct is available in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our Code of Conduct, or any waivers of such code, on our website or in public filings.

POLICY FOR RECOUPMENT OF INCENTIVE COMPENSATION

In 2020, we adopted a Policy for Recoupment of Incentive Compensation that applies to incentive compensation paid to our NEOs. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and/or intentional misconduct by an NEO, our Compensation Committee may require the NEO to forfeit all or part of any applicable incentive compensation received by the NEO during the covered period. For purposes of this policy, incentive compensation means any annual cash bonus and short- or long-term cash incentives or equity awards received by an NEO after January 1, 2021.

STOCK OWNERSHIP POLICY

In 2020, we adopted a Stock Ownership Policy that applies to our directors and NEOs. The Stock Ownership Policy requires: (i) our Chief Executive Officer to hold shares of our common stock valued at three times our Chief Executive Officer’s annual base salary; (ii) our other NEO’s to hold common stock valued at one times such NEO’s base salary; and (iii) each director to hold common stock valued at one times such director’s base annual retainer.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT AND ACTIVITIES

Our Environmental, Social, and Governance (“ESG”) activities are a critical component of our overall corporate strategy, and we consciously strive to make a positive impact on the environment and uphold our social responsibility as members of the global community. We are committed to continuous improvement across each critically important pillar because it is, simply, the right thing to do. While we are pleased with the progress we have made to date, we recognize that there is considerably more that we can—and must—do to fully infuse our ESG practices into our business operations so that we can achieve our ambitions for our future.

The following is a more detailed summary of our current ESG initiatives and activities.

Environmental

As a medical device manufacturer, we recognize that environmental responsibility plays an important part in the manufacturing of our products. We are committed to supporting programs that address climate change and sustainability and understand the impact our operations have on the environment and our community, as well as the health and safety of our employees, contractors, and suppliers. Our environmental responsibility highlights include:

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Energy Efficient Operations. We are working to reduce our carbon footprint through sourcing energy through renewable sources. In 2021, we sourced 67.2% of the energy at our Santa Clara facility from renewable sources. We also began tracking greenhouse gas emissions and energy consumption to continue to evaluate additional ways to reduce our environmental impact.

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Waste Reduction and Recycling. We have improved our data collection relating to emissions of hazardous substances and waste. We have also implemented expanded recycling initiatives and continue to improve the methods by which we reduce our waste.

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Regulatory. We initiated a program to become International Organization for Standardization (“ISO”) 14001 certified. We also maintain processes and procedures for compliance with all applicable environmental regulatory requirements.

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Environmental Policy. Our Board has adopted our Environmental Policy, which reflects our commitment to decreasing the impact of our business on the environment by developing, implementing, and continually improving programs in an environmentally responsible and sustainable manner. Our Environmental Policy can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com.

Social

We are committed to protecting, improving, and promoting the welfare of our employees, partners, and communities. Our social responsibility highlights include:

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Equality, Diversity, and Inclusion (“EDI”). We value diversity as a strength because we feel a diverse workforce leads to innovative ideas and solutions that can help us improve the way atherosclerosis is treated. We have established our formal EDI Policy and also established an EDI council to strengthen our strategies and engage with our employees on our EDI efforts. The EDI Policy can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. We have also implemented systems to collect data regarding the gender and racial composition of our workforce and candidates to better manage recruiting and retention efforts with respect to EDI.

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Employee Benefits. In addition to base salaries, we offer benefit programs such as variable incentive compensation plans, potential annual discretionary bonuses, stock awards, a 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among others. Additionally, we recently announced an expanded parental leave policy, which provides up to 12 weeks of paid leave following the birth, adoption, or placement of a child.

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Communication. In addition to regular written announcements, messages, and communications from members of the management team, our Chief Executive Officer leads quarterly all-hands meetings to ensure our employees receive timely business updates. During these all-hands meetings, all participants have the option to ask questions anonymously. We have also introduced an enhanced company intranet site that highlights important business matters, profiles our employees, and provides our employees with resources that help them do their jobs more efficiently.

•	Charitable Contributions. We encourage our employees to support charitable organizations by offering paid time-off for volunteer hours.

•	Human Rights. We deeply respect the human rights of our employees and our wider group of stakeholders. This is reflected in our revised Code of Conduct, described below, as well as our Modern

Slavery Act Transparency Statement with which we expect our employees, supply chain partners and other business partners to comply. The Modern Slavery Act Transparency Statement can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com.

Governance

We are committed to corporate governance practices demonstrating the highest standards of business ethics, and we require that our employees, supply chain, and customers understand and adhere to our values and expectations to promote shareholder confidence in the Company. Our governance highlights include:

•	Board Diversity. In the past two years, we have added two experienced directors to our Board, both of whom are women and from underrepresented communities.

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Nominating and ESG Committee. In March 2022, our Board of Directors changed the official title of the Nominating and Corporate Governance Committee to the Nominating and ESG Committee and amended its charter to include oversight of ESG practices and initiatives. Our management team provides reports on ESG matters to the Nominating and ESG Committee on a regular basis.

•	ESG Committee. We are in the process of forming an internal ESG steering committee to manage ESG initiatives.

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Code of Conduct. We recently expanded the scope and content of our Code of Conduct, which provides guidelines for our employees and members of the Board to exercise good judgment, to ensure the safety and welfare of all personnel, and to maintain a cooperative, efficient, positive, harmonious, and productive work environment and business organization. The Code of Conduct can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com.

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Whistleblower Policy. Our Whistleblower Policy outlines a procedure to submit confidential complaints, concerns, unethical business practices, violations, or suspected violations for any and all matters pertaining to accounting, auditing or ethical violations. We have implemented a secure whistleblower hotline and website, which are operated by an independent service provider and are available for the anonymous submission of complaints. The Whistleblower Policy can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com).

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Corporate Governance Guidelines. Our Board has adopted the Corporate Governance Guidelines to establish a framework within which our Board will conduct its business, including the criteria for membership, size and composition of our Board, director responsibilities, director compensation, committees of the Board and annual Board and committee performance evaluation, among other topics. The Corporate Governance Guidelines can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com.

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Other Governance Policies. We have implemented other governance policies, including the Related Person Transaction Policy and the Anti-Corruption Policy, which can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. None of the materials on our website are part of this proxy statement or are incorporated by reference herein.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of Shockwave. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers and annual grants of options or restricted stock units (“RSUs”).

We maintain a Non-Employee Director Compensation Plan (the “Director Plan”) for our Independent Directors pursuant to which they receive cash payments and may be granted equity in the form of RSUs.

Annual Cash Retainers

During 2021, each of our non-employee directors received annual retainers for Board and committee services as follows:

Position	Annual Cash Retainer under Director Plan
Board Member	$45,000
Non-Executive Chair	$50,000
Committee Chair
Audit	$20,000
Compensation	$15,000
Nominating and ESG	$10,000
Committee Member
Audit	$10,000
Compensation	$7,500
Nominating and ESG	$5,000

Equity Awards

In addition, the Director Plan provides for initial equity awards upon appointment of an Independent Director to our Board of Directors, and annual grants to each Independent Director continuing in service as of the date of our annual meeting of stockholders. The Director Plan specifies that all equity grants to Independent Directors will be in the form of RSUs, with an initial equity grant provided to new directors for $250,000 fair value at grant date and an annual equity grant for each Independent Director continuing in service as of the date of our annual meeting of stockholders for $165,000 fair value. In December 2021, the Director Plan was amended to allow for directors to defer settlement of the annual RSU grant. Directors must elect to defer settlement of the annual RSU grant on or before December 31 of any year for the annual RSUs granted during the following year and subsequent years. Deferral elections become irrevocable on January 1 for that year and any revocations only apply to the annual RSUs granted in the year following revocation.

Our one employee director, Mr. Godshall, who is our President and Chief Executive Officer, does not receive additional compensation for his services as a director. For more information on Mr. Godshall’s compensation as an officer, see the section titled “Executive Compensation”.

The following table lists actual compensation paid to each of our directors during 2021, other than Mr. Godshall.

Director Compensation in 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Ray Larkin(3)	110,595	164,976	275,571
Laura Francis(4)	70,417	164,976	235,393
Frederic Moll, M.D.(5)	59,167	164,976	224,143
Antoine Papiernik(6)(7)	54,167	164,976	219,143
F.T. “Jay” Watkins(8)	52,918	164,976	217,894
Maria Sainz	58,814	164,976	223,790
Sara Toyloy(9)	28,875	398,521	427,396

(1)

Amounts shown in this column do not reflect dollar amounts that may actually be received by our directors. Instead, these amounts reflect the aggregate grant date fair value of RSUs granted in 2021, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)

Each of the RSU awards other than for Ms. Toyloy was the annual director grant and vests on the one-year anniversary of the date of grant. The RSU grant shown in the table for Ms. Toyloy is her initial director grant and vests in three equal tranches over three years.

(3)

As of December 31, 2021, Mr. Larkin held an option to purchase 28,688 shares of our common stock of which 27,891 shares subject to the option were vested. The remaining shares subject to the option vest as to 1/36 of the total option award monthly, subject to continued service to us through each vesting date.

(4)

As of December 31, 2021, Ms. Francis held an option to purchase 24,590 shares of our common stock of which 23,906 shares subject to the option were vested. The remaining shares subject to the option vest as to 1/36 of the total option award monthly, subject to continued service to us through each vesting date.

(5)

As of December 31, 2021, Mr. Moll held options to purchase 115,741 shares of our common stock of which 109,946 shares subject to the option were vested. The remaining shares subject to the option vested on March 16, 2022.

(6)

As of December 31, 2021, Mr. Papiernik held an option to purchase 17,381 shares of our common stock of which 11,586 shares subject to the option were vested. The remaining shares subject to the option vested on March 16, 2022.

(7)

The figure in the Fees Earned or Paid in Cash column was paid to Sofinnova Partners SAS, Mr. Papiernik’s employer. In addition, Mr. Papiernik has assigned beneficial ownership of the stock awards granted to him to his employer.

(8)

As of December 31, 2021, Mr. Watkins held options to purchase 150,694 shares of our common stock of which 144,899 shares subject to the option were vested. The remaining shares subject to the option vested on March 16, 2022.

(9)	Ms. Toyloy was appointed to the Board in March 2021.

Benefit Plans for Directors

Our directors are entitled to participate in our equity incentive plans, described below. We may continue to include equity awards in our compensation policy for Independent Directors in the future or provide awards to our Independent Directors outside of this policy.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR SHOCKWAVE

On February 23, 2022, the Audit Committee selected and approved of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. EY has served as our independent registered public accounting firm since 2016. Representatives of EY plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain EY. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by EY to the Company for fiscal years 2021 and 2020:

	Fiscal Year Ended December 31,
Description of Services Provided by EY	2021	2020
Audit Fees(1)	$1,451,700	$1,524,002
Tax Fees(2)	23,175	224,536
Audit Related Fees(3)	115,600	—
All Other Fees(4)	1,780	1,300
TOTAL	$1,592,255	$1,250,136

(1)

Audit fees for EY for 2021 and 2020 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)	Tax fees for EY for 2021 and 2020 pertained to tax compliance and consulting services.
(3)	Audit related fees for EY 2021 were for assurance and other services that were reasonably related to the performance of the audit or review of our financial statements.
(4)	All other fees for EY for 2021 and 2020 were for a subscription to a database for accounting research.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence, and presents its conclusions to the Board on at least an annual basis.

All of the services provided by EY since our initial public offering in March 2019, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

Background and Purpose of Proposal

Our Board of Directors is committed to excellence in governance. The Company utilizes a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of the Company’s NEOs. In designing the compensation program for the Company’s NEOs, we start by evaluating our business objectives and take into account the complexity of our businesses in tailoring our compensation program toward furthering these objectives. We implement corporate governance best practices into our executive compensation programs, along with high standards of risk management, in order to protect the interests of our stockholders.

Our executive compensation philosophy and program, approved by our Compensation Committee, have been central to the Company’s objective to attract, retain and motivate individuals who can assist in our efforts to achieve superior stockholder returns. The Compensation Committee oversees our compensation philosophy and the Company’s compensation programs and practices with the consultation of Compensia. Please refer to “Compensation Discussion and Analysis” below for a more detailed explanation of the compensation of the Company’s NEOs.

Pursuant to Schedule 14A of the Exchange Act, we are asking for stockholder approval, in the form of an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a stockholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:

“RESOLVED, that the stockholders approve, in the form of an advisory resolution, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in this Proxy Statement.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on Shockwave, the Compensation Committee, or the Board of Directors. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. For additional details on our response to the 2021 advisory vote, see the section titled “Executive Compensation—Compensation Discussion & Analysis—Advisory Stockholder Vote on “Say on Pay” and Stockholder Engagement”.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2022 by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of our directors and NEOs individually; and

•	all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of common stock subject to stock options that are exercisable within 60 days of March 31, 2022, and RSUs that may vest and settle within 60 days of March 31, 2022. Shares issuable pursuant to stock options or RSUs are deemed outstanding for computing the percentage of the person holding such equity awards but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock in the “Shares Beneficially Owned” column in the table is based on 35,719,923 shares of our common stock issued and outstanding as of March 31, 2022.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders
Entities affiliated with Fidelity Management & Research Company or its affiliates(1)	3,439,788	9.6%
Entities affiliated The Vanguard Group, Inc.(2)	3,243,768	9.1%
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(3)	3,077,866	8.6%
BlackRock, Inc.(4)	2,716,533	7.6%

Directors and Named Executive Officers
Doug Godshall(5)	588,823	1.6%
Dan Puckett(6)	6,940	*
Isaac Zacharias(7)	115,543	*
C. Raymond Larkin, Jr.(8)	31,389	*
Laura Francis(9)	18,891	*
Frederic Moll, M.D.(10)	406,615	1.1%
Antoine Papiernik(11)	82,333	*
Jay Watkins(12)	176,646	*
Maria Sainz(13)	1,374	*
Sara Toyloy(14)	715	*
All current executive officers and directors as a group (10 persons)(15)	1,429,269	3.9%

*	Represents less than 1% of Shockwave’s outstanding common stock.
(1)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on January 10, 2022, reporting beneficial ownership as of December 31, 2021 by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson (in her capacity as director, chairman and chief executive officer of FMR LLC). Of the common stock beneficially owned, FMR LLC reported that it has sole voting power with respect to 1,073,171 shares and sole dispositive power with respect to 3,439,788 shares. FMR LLC is a parent holding company FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, and Strategic Advisers LLC, which are the beneficial owners of the shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 10, 2022, reporting beneficial ownership as of December 31, 2021 by The Vanguard Group, Inc., a Pennsylvania corporation. Of the common stock beneficially owned, The Vanguard Group, Inc. reported that it sole voting power with respect to none of the shares, shared voting power with respect to 64,503 shares, sole dispositive power with respect to 3,150,304 shares, and shared dispositive power with respect to 93,464 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. Of the common stock beneficially owned, T. Rowe Price Associates, Inc. reported that it has sole voting power with respect to 537,866 shares and sole dispositive power with respect to 3,077,252 shares, which represent securities owned by its clients, and T. Rowe Price New Horizons Fund, Inc. reported that it has sole voting power with respect to 1,349,378 shares. The address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(4)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 3, 2022, reporting beneficial ownership as of December 31, 2021 by BlackRock, Inc. Of the common stock beneficially owned, BlackRock, Inc. reported that it has sole voting power with respect to 2,640,338 shares and sole dispositive power with respect to 2,716,533 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Consists of (a) 35,134 shares owned as of March 31, 2022 and (b) an aggregate 553,689 shares Mr. Godshall has the right to acquire, either pursuant to the exercise of options or the vesting of RSUs, on or within 60 days of March 31, 2022.

(6)

Consists of (a) 857 shares owned as of March 31, 2022 and (b) an aggregate 6,083 shares Mr. Puckett has the right to acquire, either pursuant to the exercise of options or the vesting of RSUs, on or within 60 days of March 31, 2022.

(7)

Consists of (a) 48,263 shares owned as of March 31, 2022 and (b) an aggregate 67,280 shares Mr. Zacharias has the right to acquire, either pursuant to the exercise of options or the vesting of RSUs, on or within 60 days of March 31, 2022.

(8)

Consists of (a) 2,701 shares owned as of March 31, 2022 and (b) an aggregate 28,688 shares Mr. Larkin has the right to acquire pursuant to the exercise of options which are vested and exercisable on or within 60 days of March 31, 2022.

(9)

Consists of (a) 2,701 shares owned as of March 31, 2022 and (b) an aggregate 16,190 shares Ms. Francis has the right to acquire, pursuant to the exercise of options which are vested and exercisable on or within 60 days of March 31, 2022.

(10)

Consists of (a) 290,874 shares owned as of March 31, 2022 and (b) an aggregate 115,741 shares Dr. Moll has the right to acquire pursuant to the exercise of options which are vested and exercisable on or within 60 days of March 31, 2022.

(11)

Consists of (a) 62,251 shares held directly by Sofinnova Capital VII FCPR (“Sofinnova VII”), (b) 2,701 shares held directly by Mr. Papiernik, and (c) an aggregate 17,381 shares which Mr. Papiernik has the right to acquire pursuant to the exercise of options which are vested and exercisable on or within 60 days of March 31, 2022. Mr. Papiernik, a member of our Board of Directors, is also a managing partner of Sofinnova Partners SAS, a French corporation (“Sofinnova SAS”), which is the management company of Sofinnova VII. By virtue of Mr. Papiernik’s employment agreement with Sofinnova SAS, beneficial ownership and pecuniary interest in the securities ascribed to Mr. Papiernik in the first sentence of this footnote has been assigned to Sofinnova VII. Additionally, as its management company, Sofinnova SAS, may be deemed to have sole voting and dispositive power over the shares held by Sofinnova VII. The managing partners of Sofinnova SAS, Denis Lucquin, Antoine Papiernik (a member of our Board of Directors) and Monique Saulnier, may be deemed to have shared voting and dispositive power with respect to the securities reported in this row. The address of each of the aforementioned parties is Sofinnova Partners, Immeuble le Centorial, 16-18 Rue du Quatre-Septembre, 75002 Paris, France.
(12)

Consists of (a) 25,952 shares owned as of March 31, 2022 and (b) an aggregate 150,694 shares the reporting person has the right to acquire pursuant to the exercise of options which are vested and exercisable on or within 60 days of March 31, 2022.

(13)	Consists of 1,374 shares held directly by Ms. Sainz as of March 31, 2022.
(14)	Consists of 715 shares held directly by Ms. Toyloy as of March 31, 2022.
(15)

Consists of an aggregate total of (a) 473,523 shares and (b) 955,746 shares issuable pursuant to options which are vested and exercisable, and RSUs which are vested, on or within 60 days of March 31, 2022.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Doug Godshall	57	President, Chief Executive Officer & Director
Dan Puckett	58	Chief Financial Officer
Isaac Zacharias	47	Chief Commercial Officer

There are no family relationships between any of our directors and any of our executive officers.

Mr. Godshall’s biography is included above under the section titled “Proposal No. 1: Election of Directors” with the biographies of the other members of the Board. Biographies for our other NEOs are below.

Dan Puckett. Mr. Puckett has served as our Chief Financial Officer since April 2016. Prior to joining Shockwave Medical, from June 2015 to April 2016, Mr. Puckett served as Chief Financial Officer for Counsyl, Inc., a venture backed DNA testing and genetic counseling company. From 2011 to June 2015, Mr. Puckett served as Chief Financial Officer for Ariosa Diagnostics, Inc. (“Ariosa”), a molecular diagnostics company, which was acquired by Roche in January 2015. Mr. Puckett joined Ariosa from Forest Laboratories, Inc., where he served as Executive Director, Operations of Cerexa, Inc., a Forest Laboratories, Inc. subsidiary, from April 2009 to September 2011. Prior to Cerexa, Inc., Mr. Puckett held senior finance and operations positions at Affymetrix, Inc. and AOL Inc. Mr. Puckett received his M.B.A. from the University of San Francisco and a B.A. in Accounting from Washington State University.

Isaac Zacharias. Mr. Zacharias has served as our Chief Commercial Officer since November 2018. Previously, Mr. Zacharias served as our General Manager of Structural Heart and Vice President of International Sales from March 2018 to November 2018. Prior to joining Shockwave Medical, Mr. Zacharias served as the Vice President, General Manager for the PCI Guidance business at Boston Scientific from July 2011 to March 2018. Prior to that, Mr. Zacharias served as the Vice President, New Business Development for Boston Scientific where he negotiated investments and acquisitions for the Cardiology, Rhythm Management and Vascular business units. Mr. Zacharias began his career as a research and development engineer and has held a variety of clinical and marketing roles. Mr. Zacharias received his B.S. and M.S. degrees in Mechanical Engineering from the University of California, Davis.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC.

To the best of our knowledge and based solely on a review of the copies of such reports filed with the SEC, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except, due to a clerical oversight, one Form 4 filing made on behalf of Mr. Godshall, dated August 27, 2021, to report the grant of an RSU award on August 26, 2020.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides information about our compensation program for the following individuals, who constituted our executive officers for the year ended December 31, 2021:

•	Doug Godshall, our President and Chief Executive Officer;

•	Dan Puckett, our Chief Financial Officer; and

•	Isaac Zacharias, our Chief Commercial Officer.

We refer to these three officers as our NEOs, each of whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this Proxy Statement. Because we only have three executive officers, we have only three NEOs instead of five.

This CD&A also discusses our executive compensation philosophy; decisions involving our executive team, including the NEOs, with respect to compensation paid for 2021; the role of Compensia, our compensation consultant; the individual components of our executive compensation program; and certain other policies affecting executive compensation at Shockwave.

Executive Summary

2021 Business Highlights

We believe that our performance in 2021 was strong and we continued to grow while achieving significant milestones including those described below. We believe our compensation programs appropriately rewarded our executive team for our performance in fiscal year 2021, which included several key strategic financial and regulatory milestones:

Financial

•

In 2021, product revenue increased to $237.1 million, an increase of $169.4 million, or 250%, from $67.8 million in 2020. This was driven primarily by coronary catheter revenues after commencement of sales in the United States, secondarily by peripheral catheter revenues due to an increase in the number of peripheral catheters sold, and generally increased adoption of our products and recovery from the COVID-19 pandemic impact from 2020.

•	We had a positive net income in the third and fourth quarters of 2021.

•	Our total stockholder return for 2021 was in excess of 72%, reflecting an increase from a closing stock price of $103.72 on December 31, 2020, to $178.33 on December 31, 2021.

Product and Regulatory

•

In February 2021, we received approval from the U.S. Food and Drug Administration (the “FDA”) for U.S. pre-market approval (“PMA”) of our Shockwave C2 IVL catheters (“C2 Catheters”) and commenced the launch of the C2 Catheter thereafter.

•	In March 2021, we submitted DISRUPT CAD III and DISRUPT CAD IV data to support our Shonin submission in Japan for our C2 Catheters and received approval in March 2022.

•

In March 2021, we started our DISRUPT CAD III Post-Approval Study, which is an FDA-mandated post-approval study using data collected in the National Cardiovascular Data Registry (NCDR®) CathPCI Registry®.

•

In April 2021, our Shockwave M5+ IVL catheter (“M5+ Catheter”) was cleared by the FDA and we initiated a limited launch of the M5+ Catheter in the United States and internationally in late 2021. We launched the M5+ Catheter globally in March 2022.

•

In June 2021, we completed enrollment in the registry portion of our DISRUPT PAD III global study. This additional registry data demonstrates that IVL reduces residual stenosis and vascular complications in a variety of peripheral lesions including calcified infrapopliteal PAD, and successfully facilitates large bore access for transcatheter aortic valve implantation procedures. We anticipate that the trial results of the registry portion will be disclosed in 2022.

•

In November 2021, we began enrollment in the DISRUPT BTK II, which is a post-market, prospective, multi-center, single-arm study to assess the effectiveness of IVL for treatment of calcified peripheral lesions below the knee.

Research and Development

•

In 2021, we continued our ongoing clinical programs across several products and indications, which, if successful, will allow us to expand commercialization of our products into new geographies and indications.

•	We also continued to make progress in several key development programs in 2021.

Goals of Our Executive Compensation Program

The Compensation Committee believes that the most effective compensation program is one that is designed to:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our NEOs for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual bonus awards are generally not earned unless pre-determined levels of performance are achieved against annual corporate goals approved by our Board of Directors. Likewise, our stock option awards will not provide realizable value and our RSU awards will not provide increased value unless there is an increase in the value of our shares, which benefits all stockholders.

•

Align total compensation with stockholder objectives. Our executive compensation program is intended to align our executives’ interests with those of our stockholders by linking compensation to corporate performance and corresponding creation of stockholder value, and by rewarding our executives for the creation of value for our stockholders.

The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that total compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Accordingly, the Compensation Committee believes executive compensation packages that we provide to our executives should (i) include both cash and stock-based compensation that reward performance as measured against established goals and (ii) align executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.

In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What We Do

•

A significant portion of our executive compensation program is dependent upon stock price appreciation and other variable, at-risk pay components. In 2022, based on feedback from our stockholders, we also introduced performance-based restricted stock units (“PRSUs”) that vest based on the achievement of milestones based on revenue growth.

•	Prior to making executive compensation decisions we review peer company compensation data.

•	We ensure management acts and thinks like stockholders through stock ownership guidelines.

•	We seek third-party executive compensation advice for the Compensation Committee from an independent consulting firm that does not perform any other services for us.

•	We have adopted a Policy for Recoupment of Incentive Compensation that applies to incentive compensation paid to our NEOs.

•	Annually assess the risk-reward balance of our compensation programs in order to mitigate undue risks in our programs.

What We Don’t Do

•	No supplemental executive retirement plan.

•	No golden parachute excise tax gross-ups.

•	NEOs may not pledge our common stock as collateral for any obligation.

•	NEOs may not engage in transactions intended to hedge or offset the market value of our common stock owned by them.

•	No perquisites to any of our executive officers that are not generally available to our full-time, salaried employees.

•	No incentives rewarding excessive risks.

Advisory Stockholder Vote on “Say on Pay” and Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. At our 2021 Annual Meeting, approximately 66% of the stockholders voting at the meeting approved the compensation paid to our NEOs in 2020. As a consequence of this result, we conducted our stockholder outreach with a heightened focus on obtaining specific feedback regarding executive compensation-related matters. Beginning in May 2021, we contacted six stockholders who collectively hold approximately 55% of our outstanding shares. We engaged in conversations with four of these stockholders who hold approximately 23% of our outstanding shares to discuss our executive compensation practices. Our General Counsel, Deputy General Counsel, and one of our directors participated in all or some of these discussions. The compensation-related feedback we received from stockholders is an important component that informs the Compensation Committee’s decision-making process and the stockholder feedback from these discussions was shared with our Compensation Committee.

During the discussions noted above, we received stockholder feedback indicating a preference for performance-based equity awards that are based on a measurement that closely aligns with the interests of stockholders. The Compensation Committee took this feedback, as well as the results of the 2021 “Say on Pay” vote, into consideration during its review of our executive compensation program. The Compensation Committee introduced PRSUs in 2022 that are measured based on revenue growth over two-year and three-year performance periods. For the 2022 annual equity grants, the Compensation Committee approved a ratio split between RSUs and PRSUs for each NEO. For additional information regarding these PRSUs and the ratio between RSU and PRSU, see the section titled “—Key Components and Design of Our Executive Compensation Program—Design Elements of Our Compensation Program”. In structuring these PRSUs, the Compensation Committee used a revenue growth performance metric to drive alignment with our stockholders as well as to provide a longer-term performance goal with a longer time horizon than the annual goals of our annual cash incentive plan. The intended result was to develop a balanced total executive compensation program. Also noted in discussions with some of our stockholders was feedback that more transparent disclosure of the metrics used in incentive plans was desired. We have included additional disclosures in this CD&A in an effort to increase transparency with respect to our annual bonus plan (“ABP”).

Our Board of Directors and the Compensation Committee will continue to consider the results of our “Say-on-Pay” votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs, as we value the opinions of our stockholders. In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2021 Annual Meeting, we intend to hold a “Say-on-Pay” vote every year. This policy will remain in effect until the next stockholder vote on the frequency of non-binding advisory votes on the compensation of our NEOs, which is expected to be held at the 2027 annual meeting of stockholders.

Key Components and Design of Our Executive Compensation Program

Our compensation program focuses on (i) cash compensation in the form of base salary and an annual variable bonus opportunity, and (ii) long-term equity awards. The Compensation Committee uses a combination of general guidelines for compensation, described below, combined with the Compensation Committee’s experience and business judgment to establish total compensation for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which the Committee believes is appropriate to maintain an effective executive compensation program and incentivize performance to our short- and long-term corporate goals.

Design Elements of Our Compensation Program

Element	Description	Primary Design Element
Base Salary	• Annual fixed cash compensation	• Provides compensation for functional expertise and day-to-day responsibilities. • Based on position, scope of responsibilities, individual performance and experience and competitive data.

Annual Bonus

•  Chief Executive Officer payout evaluated based 100% on achievement of corporate goals.

•  Other NEO payout evaluated based 75% on corporate goals and 25% on individual goals.

•  Corporate goals may include goals and objectives relating to operational performance (e.g., quality and delivery performance), growth, product

•  Emphasizes financial results by making them a key factor in determination of amount of bonus and whether a bonus is paid.

•  Other major factors are the results for the most recently completed year, the annual operating plan for the current year, and general economic and market conditions.

Element	Description	Primary Design Element

development milestones, implementation of strategic programs, financial results, and human resource initiatives.

•  Individual goals and objectives are tailored to each NEO’s position (other than our Chief Executive Officer) and were designed to award performance based on the individual’s contribution to the Company’s growth, financial performance, structural organization, and achievement of strategic initiatives.

•  Aligns our executives with the Company’s business objectives and performance expectations.

•  Aligns executive pay with the achievement of long-term strategic objectives that create long-term value for stockholders.

•  Opportunity based on position, scope of responsibilities, individual performance and experience, risk assessments and competitive data.

Long Term Equity Awards

•  The Compensation Committee may use options, which vest over four years, or RSUs, which vest in four equal annual installments

•  In 2022, the Compensation Committee added the ability to grant PRSUs to our NEOs, which vest in two tranches, with 50% subject to a two-year performance period ending December 31, 2023 and 50% subject to a three-year performance period ending December 31, 2024, in each case with performance targets as approved by the Compensation Committee based on revenue growth.

•  For the 2022 annual grants, the Committee approved a split of RSUs and PRSUs, with the Chief Executive Officer ratio as 50% RSU to 50% PRSU and the ratio for other NEOs as 60% RSU to 40% PRSU.

•  Links the interests and risks of executives with those of our stockholders.

•  Promotes executive focus on long-term Company performance through stock price and long-term operating performance that is expected to build long-term stockholder value.

•  Time-based RSU vesting provides a retention incentive that is aligned with stockholders, even during periods of stock price volatility.

•  Performance-based PRSU vesting is designed to provide variable compensation that is focused on longer term results.

•  Award sizes based on position, scope of responsibilities, individual performance and experience, risk assessments and competitive data.

•  Mix of awards determined based on Compensation Committee evaluation of market conditions and other factors.

Retirement and Other Benefits

•  Opportunities to save a portion of current compensation for retirement and other future needs (401(k) Plan) and invest in Company stock at a discounted price (ESPP)

•  We provide all employees, including our NEOs, with life insurance, accidental death and dismemberment insurance, health, dental, short- and long-term disability insurance, and other insurance plans.

• Attract and retain executives and other employees. • Decisions on benefits are considered generally with respect to the broader employee population.

Element	Description	Primary Design Element

Severance Benefits	• Transition assistance for involuntary termination in connection with a change in control.	• Provides economic protections against termination of employment. • Based on position, scope of responsibilities, individual performance and experience, as well as competitive data.

At-Risk Compensation

Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking and to preserve our cash resources, the target bonus opportunity and the long-term equity awards are “at-risk” compensation or, in other words, are dependent on the accomplishment of the Company’s business and financial objectives or the performance of Shockwave’s stock. We believe that this best aligns each NEO’s incentives with the interests of our stockholders. When the grant-date fair value of long-term equity awards granted in 2021 for each NEO is combined with the target annual performance bonus, 92%, 86%, and 86%, respectively, of the 2021 target compensation for Messrs. Godshall, Puckett and Zacharias, respectively, was “at risk.”

Risk Elements—Target Bonus	Risk Elements—Long-Term Equity (RSUs and Options)

The amount of Mr. Godshall’s target bonus, if any, is based solely on attainment of specified annually determined corporate goals that are approved by the Board.

The amount of Messrs. Puckett’s and Zacharias’s target bonus, if any, is based on attainment of specified annually determined (a) corporate goals and (b) individual performance goals.

The size of any annual equity award is in the discretion of the Compensation Committee. The resulting value of an RSU to the NEO is based on the price of our common stock on the applicable vesting date, and the resulting value of an option to the NEO is based on the price of our common stock exceeding the option’s “strike price”.

How We Determine Executive Compensation

Role of Our Compensation Committee

General. The Compensation Committee is (and was at all times during 2021) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The Compensation Committee reviews and oversees our compensation policies, plans, and programs and reviews and generally determines the compensation to be paid to the NEOs. The Compensation Committee does not delegate any of its functions to others in determining executive compensation. Either the Compensation Committee or the independent members of our Board of Directors, upon recommendation from the Compensation Committee, approves the compensation of our Chief Executive Officer.

Factors Considered by the Compensation Committee. Our Compensation Committee sets the compensation of our NEOs at levels that the Compensation Committee determines to be competitive and appropriate for each NEO. The Compensation Committee’s pay decisions are not driven solely by a particular target level of compensation relative to market data, and the Compensation Committee does not otherwise use a formulaic approach to setting executive pay. Instead, the Compensation Committee believes that executive pay decisions require the consideration of multiple relevant factors, which may vary from year to year. The list below reflects the factors the Compensation Committee considers in determining and approving the amount, form and mix of pay for our NEOs:

•	Company financial and business performance.

•	Each NEO’s criticality to the business.

•	Internal pay equity.

•	The need to attract and retain talent.

•	Aggregate compensation cost and impact on stockholder dilution.

•

Peer group and other relevant market data, and recommendations on compensation policy, structure and design provided by Compensia, the Committee’s independent compensation consultant. See further discussion below under the section titled “—Role of the Independent Compensation Consultant” and “—Peer Group”.

•	Each NEO’s knowledge, skills, responsibilities, and experience.

•	The potential of our NEOs to contribute to our strategic goals.

•

Recommendations of the Chief Executive Officer with respect to NEOs other than the Chief Executive Officer based on direct knowledge of NEO performance and industry experience. See further discussion below under the section titled “—Role of our Chief Executive Officer”.

•	Each NEO’s individual performance.

•	The independent judgment and experience of Compensation Committee members.

Role of Our Chief Executive Officer

In making compensation determinations for NEOs other than our Chief Executive Officer, the Compensation Committee considers recommendations from our Chief Executive Officer. In making his recommendations, our Chief Executive Officer receives input from our human resources department and from the individuals who report directly to the other executive officers, and he reviews various third-party compensation surveys and compensation data provided by Compensia, as described below. While our Chief Executive Officer discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations and recommendations to our Board of Directors concerning, or, as applicable, our Board of Directors’ determination of, his own compensation. Members of our human resources and legal departments also attend Compensation Committee meetings.

Role of the Independent Compensation Consultant

Compensia has been engaged on behalf of the Compensation Committee since prior to our initial public offering in 2019 to provide peer company and industry compensation data and provide the Compensation Committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation. The Compensation Committee has also consulted with Compensia as needed with respect to specific questions that arise with respect to the Committee’s responsibilities, including trends and best practices regarding executive compensation and compensation committees, in order to help inform the Compensation Committee’s decisions.

Compensia reports directly to the Compensation Committee, which maintains the authority to direct Compensia’s work and engagement and advises the Compensation Committee and our human resources department on projects from time to time. Compensia interacts with management to gain access to Company information that is required to perform services and to understand the culture and policies of the organization. A Compensia representative is usually present at Compensation Committee meetings, and the Compensation Committee and Compensia meet at times in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our Chief Executive Officer’s compensation. A Compensia representative also meets with the chair of the Compensation Committee in advance of Committee meetings to agree on upcoming workflow, discuss content for the meetings, and review materials for upcoming meetings.

The Compensation Committee reviews the objectivity and independence of the advice provided by Compensia. In 2021, the Compensation Committee considered the specific independence factors adopted by the SEC and Nasdaq and determined that Compensia is independent and that its work did not raise any conflicts of interest.

In assessing Compensia’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Compensia is engaged by, takes direction from, and reports to, the Compensation Committee for such services and, accordingly, only the Compensation Committee has the right to terminate or replace Compensia as its compensation consultant at any time. The Compensation Committee also analyzed whether the work of Compensia as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration factors prescribed by the SEC and Nasdaq to assess the independence of compensation advisors.

The Compensation Committee has determined that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to the Company has not created any conflict of interest.

Peer Group

In September 2020, in order to assess the competitiveness of our executive compensation program for purposes of compensation in 2021, the Compensation Committee, with the assistance of Compensia, developed a peer group intended to represent companies with operations and financial profiles similar to the Company. The peer group was selected using the following criteria:

•	Industry: Publicly traded, medical device life science companies with a focus on differentiated research and development business models.

•	Revenue: Up to approximately $750 million in annual revenue.

•	Market Capitalization: Market capitalization generally targeted between $1.7 billion and $27.8 billion.

•	Location: U.S. headquartered.

•

Other Considerations. Avoid concentration of newly publicly traded with limited disclosure of compensation practices, and exclude companies with unusual factors that impact executive compensation, such as controlled companies, delayed filings, or presence of activist investors.

Based on the criteria outlined above, the Compensation Committee approved the following companies as our peer group for assessment of 2021 compensation:

2021 Peer Group

AtriCure
Axonics
Cardiovascular Systems
Cerus
GenMark Diagnostics

Glaukos
Inari Medical
Inspire Medical Systems
iRhythm Technologies
Nevro

SI-BONE
Silk Road Medical
STAAR Surgical Company
Tactile Systems Technology
Tandem Diabetes Care

The Compensation Committee believes it is important to understand and reference what similarly situated life sciences companies are paying their executives and uses this information as one of the data points it considers when making compensation decisions for the NEOs. As such, the Compensation Committee will continue to revisit and revise the Company’s peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

2021 Compensation Decisions for Our Named Executive Officers

In making compensation decisions for 2021, the Compensation Committee considered the factors discussed in the section titled “—How We Determine Executive Compensation—Role of Our Compensation Committee—Factors Considered by the Compensation Committee” and the Compensation Committee’s specific compensation objectives for 2021. The Compensation Committee initially reviewed market data with respect to total compensation for similarly situated executives of our peer companies, and also had access to market data with respect to cash compensation and equity award grants of our peers.

In 2021, the Compensation Committee targeted base salary and annual incentive compensation at the 50th percentile and annual equity compensation at the 75th percentile, in each case based on the Company’s peer group and other benchmarking and market data provided by Compensia. However, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our NEOs because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our NEOs and therefore also sought to achieve an individualized decision for each NEO taking into account the mix of specific factors relevant to each NEO.

The Compensation Committee also reviewed and considered each element of pay in the context of the overall target total compensation for each NEO. When the Compensation Committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total compensation for each NEO.

Principal Elements of Compensation

Base Salary. Base salaries, and any increases or decreases to those levels for each NEO, are reviewed and approved each year by our Compensation Committee. In 2021, the Compensation Committee targeted base salary at the 50th percentile based on our peer group and other market data. In addition, changes to base salary were made considering other factors such as the overall performance of the Company, new roles and responsibilities assumed by the NEO, the performance of the NEO’s area of responsibility, the NEO’s impact on strategic goals, the length of service with the Company, or revisions to or alignment with our long-term compensation philosophy. The Compensation Committee also took into account historical compensation, internal parity with other executives, potential as a key contributor, and special recruiting and retention situations. Taking into account the foregoing factors, on January 6, 2021, the Compensation Committee approved base salary increases for our NEOs to be effective as of February 1, 2021, as set forth in the table below:

NEO	2020 Base Salary	Increase from 2020 Base Salary ($)	Increase from 2020 Base Salary (%)	2021 Base Salary
Doug Godshall	$550,000	$50,000	9.1%	$600,000
Dan Puckett	$380,000	$13,300	3.5%	$393,300
Isaac Zacharias	$380,000	$20,140	5.3%	$400,140

Further information regarding the base salaries earned by our NEOs for services in 2021 is reported in the Summary Compensation Table.

Annual Cash Bonuses. On January 6, 2021, our Compensation Committee approved target cash bonuses for our NEOs for 2021, established as a percentage of each NEO’s base salary (the “Target Bonus”), described in the table below:

NEO	2021 Target Bonus (%)	2021 Target Bonus ($)
Doug Godshall	90%	$540,000
Dan Puckett	50%	$196,650
Isaac Zacharias	50%	$200,070

The annual cash bonuses are made under our ABP, which is administered as a Cash-Based Awards program under the 2019 Equity Incentive Plan (the “2019 Plan”). The 2021 ABP awards for our NEOs are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

On January 6, 2021, our Compensation Committee also established a series of corporate goals (the “2021 Corporate Goals”) against which the Target Bonus would be measured at the end of 2021 for purposes of determination of actual bonuses to be paid. The 2021 Corporate Goals are described in the table below:

2021 Corporate Goals (January 2021)
Category	Percentage of Total	Minimum 50% Payout	Target 100% Payout	Exceeds 125% Payout	Stretch 200% Payout
Financial
• Gross Revenue	40%	$148,000,000	$159,000,000	$168,000,000	$183,000,000	(1)
• Gross Margin	10%	73%	75%	77%	N/A
Product Development(2)
• Product Development Project 1	15%	10/31/21	12/31/21	12/31/21	N/A
• Product Development Project 2	10%	8/31/21	7/21/21	12/31/21	N/A
• Product Development Project 3	10%	9/30/21	12/31/21	12/31/21	N/A
Clinical
Japan Shonin filing parts I and II	15%	N/A	07/31/21	05/31/21	N/A

(1)	200% payout only applies to the gross revenue goal.
(2)	Because of the competitively sensitive nature of this information, we are not disclosing the specifics of the product development goals.

The Compensation Committee determined that each 2021 Corporate Goal: (a) was considered challenging but achievable at the time it was established; (b) was appropriate to drive successful execution of specific, near-term strategic objectives for the Company, enhance accountability, and continue to emphasize the Company’s financial performance during the fiscal year in the achievement of annual cash bonuses; and (c) effectively balanced near-term financial performance with strategic and operational objectives that would support the Company’s long-term growth and long-term strategies.

In 2021, we generated revenue of $237.1 million and our gross margin was 83%, our product development goals were either met or exceeded, as indicated by the green outline in the table above, and we submitted the complete Japan Shonin application for our C2 Catheters and IVL generator in March. In January 2022, the Compensation Committee determined the 2021 Corporate Goals for all eligible participants, including our NEOs, were achieved at 151.3% of target.

For our Chief Executive Officer, 100% of the cash bonus opportunity under the ABP was evaluated based on performance of the Company against the 2021 Corporate Goals. For our other NEO’s, 75% of such NEO’s cash bonus opportunity under the ABP was based on performance of the Company against the 2021 Corporate Goals and 25% of such NEO’s cash bonus opportunity under the ABP was evaluated against such NEO’s attainment of annual individual goals and objectives. Individual goals and objectives were tailored to each NEO’s position and were designed to award performance based on the individual’s contribution to the Company’s growth, financial performance, structural organization, and achievement of strategic initiatives. In January 2022, the Compensation Committee determined the individual performance factors applicable to Messrs. Puckett and Zacharias were achieved at 105% and 125% of target, respectively.

Based on the corporate and individual performance factors for each NEO, the Compensation Committee approved the following bonus awards for each NEO in January 2021:

NEO	2021 Target Bonus (%)	2021 Target Bonus ($)	Corporate Performance Factor	Individual Performance Factor	2021 Actual Incentive Bonus Amount(1)
Doug Godshall	90%	$540,000	151.3%	N/A	$817,020
Dan Puckett	50%	$196,650	151.3%	105%	$274,769
Isaac Zacharias	50%	$200,070	151.3%	125%	$289,551

(1)

The 2021 Actual Incentive Bonus Amount is equal to the 2021 Target Bonus, expressed as a dollar amount, multiplied by a modifier based on attainment of 2021 Corporate Goals in the case of Mr. Godshall and the 2021 Corporate Goals as well as individual goals in the case of Messrs. Puckett and Zacharias. The incentive bonus for 2021 was paid in February of 2022.

Long Term Equity Awards. In February of 2021, each NEO was granted an award of RSUs vesting in four equal annual installments, as set forth in the table below, subject in each case to continued service through each applicable vesting date:

NEO	2021 Equity (RSU) Grant Amount (Number of RSUs)	2021 Equity (RSU) Grant Amount (Grant Date Fair Value)
Doug Godshall	50,000	$5,919,500
Dan Puckett	17,000	$2,012,630
Isaac Zacharias	18,000	$2,131,020

In determining the magnitude of 2021 long term equity awards, the Compensation Committee made its decisions, after careful consideration, with the goal of taking into account the factors described under the section titled “—How We Determine Executive Compensation—Role of Our Compensation Committee—Factors Considered by the Compensation Committee”. Based on these factors, and accounting for our exceptional operating performance and strong stockholder return in 2021, the Compensation Committee approved grants that were generally aligned with the 75th percentile of our competitive market.

For information about the specific grants of long-term equity to the NEOs in 2021, see the section titled “Executive Compensation Tables—Grants of Plan-Based Awards”, below.

In 2022, based on feedback from our stockholders, we introduced PRSUs that vest based on the achievement of revenue growth milestones. For the 2022 annual equity grants to NEOs, the Compensation Committee approved a ratio split between RSUs and PRSUs, which will be reflected in the proxy statement for the 2023 Annual Meeting. For additional information regarding these PRSUs and the ratio splits, see the section titled “—Key Components and Design of Our Executive Compensation Program—Design Elements of Our Compensation Program”.

Other Compensation-Related Policies

Employment and Separation Pay Agreements. We have entered into offer letters with each of our NEOs, the key terms of which are described below under “NEO Offer Letters and Employment Arrangements”. In addition, as a condition of employment, each of our NEOs has also entered into our standard, at-will employment, confidential information, invention assignment and arbitration agreement. Under these agreements, each officer has made a covenant not to solicit our employees, both during the officer’s employment and for the 12-month period following termination of employment for any reason. In addition, in August 2019, we entered into a separation pay agreement with each of our NEOs (each, a “Separation Pay Agreement”) to provide for the payment of benefits in the event that the NEO becomes subject to involuntary or constructive termination of employment. In March 2022, each Separation Pay Agreement was amended and restated (each, an “Amended and Restated Separation Pay Agreement”). These agreements are described in more detail below in the section titled “—NEO Separation Pay Arrangements.”

Policy for Recoupment of Incentive Compensation. In 2020 our Board of Directors adopted a formal policy stating that, in the event any NEO is found to have engaged in certain types of misconduct that results in a financial statement restatement or otherwise harms the Company, the NEO may be required to repay or forfeit certain types of incentive compensation. Under the policy, misconduct is generally defined as (i) a knowing violation of SEC rules and regulations or of any Company policy or agreement that, in the determination of the Board, has caused or could reasonably be expected to cause financial, legal or reputational harm to the Company or a criminal investigation in connection with the Company’s business, or (ii) the willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of the NEO’s duties, in each case as determined by the Board in its sole discretion. In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our NEOs may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Policy.    To align our NEOs’ and directors’ interests with those of our stockholders, in 2020 we adopted a stock ownership policy requiring that: (i) our Chief Executive Officer hold Company shares with a value equal to three times (3x) our Chief Executive Officer’s base salary; (ii) our other NEOs hold Company shares with a value equal to one times (1x) such NEO’s base salary; and (iii) each non-employee director hold Company shares with a value equal to one times (1x) such director’s annual base cash retainer. The policy is initially subject to a five-year phase-in and then afterwards each new director or NEO has five years to comply with the policy. The Compensation Committee re-determines the value of the held shares following each January 1 based on the average closing price of the Company’s common stock over a 30-day period prior to the re-determination date. Each applicable person then has one year to meet the new value requirement. For purposes of determining compliance with the policy, the following shares are treated as owned: (i) shares of our common stock owned individually, either directly or indirectly, including shares underlying vested stock awards; and (ii) shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children. No other rights to acquire shares of our common stock (including unvested stock options or similar rights) are considered shares of our common stock owned for purposes of compliance with the policy. Should any applicable person fail to comply with the policy, the Compensation Committee, in its sole discretion, may review and address any such shortfall in ownership as it deems appropriate.

Anti-Hedging and Anti-Pledging Policy. We maintain a formal anti-hedging and anti-pledging policy for our employees (including our NEOs) and directors. Under our Statement of Policy Concerning Trading in Company Securities, which was adopted by the Board in June 2019 and most recently amended in June 2020, our employees (including our NEOs) and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities, or pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one calendar year over $1 million per executive. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and may consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by Section 162(m) in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible, and, accordingly, we expect that a portion of our future executive compensation will not be deductible under Section 162(m).

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards (including stock options, RSUs and PRSUs) made to employees (including NEOs) and directors over the period during which the award recipient is required to perform services in exchange for the award (for NEOs, generally the four-year vesting period of RSU awards and stock option awards or the two- or three-year performance period of PRSU awards). We estimate the fair value of stock options using the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and is reported in the compensation tables below.

Compensation Committee Report

The following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Respectfully,

Maria Sainz, Chair

Antoine Papiernik, and

Laura Francis

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table discloses compensation paid by us during fiscal years 2021, 2020 and 2019 to our NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Doug Godshall Chief Executive Officer	2021	575,192	5,919,500	—	817,020	5,330	7,317,043
	2020	545,833	3,579,342	—	422,400	4,161	4,551,736
	2019	477,487	552,000	625,375	553,125	330	2,208,317
Dan Puckett Chief Financial Officer	2021	378,611	2,012,630	—	274,769	5,330	2,671,341
	2020	377,500	1,275,300	—	186,675	4,161	1,843,636
	2019	345,869	239,840	406,490	246,094	330	1,238,623
Isaac Zacharias, Chief Commercial Officer	2021	384,662	2,131,020	—	289,551	5,330	2,810,564
	2020	374,167	1,275,300	—	193,800	3,405	1,846,672
	2019	310,405	149,900	—	197,916	330	658,551

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of RSUs granted in the applicable year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2019 computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date of exercise.

(3)

These figures reflect the annual bonuses earned by each NEO under the ABP based on such NEO’s service in 2019, 2020 and 2021, which were paid in February 2020, February 2021, and February 2022 respectively.

(4)	These figures reflect life insurance premiums paid and the matching contribution made to the Company’s 401(k) Plan on behalf of each executive.

NEO Offer Letters and Employment Arrangements

We have entered into offer letters with each of our NEOs. Each of these offer letters provides for at-will employment and generally includes the NEO’s initial base salary, a recommendation for the Board of Directors to approve the grant of an initial stock option award, and, with respect to Messrs. Godshall Zacharias, and an indication of eligibility for an annual bonus award opportunity. In addition, as a condition of employment, each of our NEOs has also entered into our standard, at-will employment, confidential information, invention assignment and arbitration agreement. Under these agreements, each officer has made a covenant not to solicit our employees, both during the officer’s employment and for the 12-month period following termination of employment for any reason. Any potential payments and benefits due upon a termination of employment or a change in control are further described in the following section titled “—NEO Separation Pay Arrangements.”

NEO Separation Pay Arrangements

In August 2019, we entered into a Separation Pay Agreement with each of our NEOs to provide for the payment of benefits in the event that the NEO becomes subject to involuntary or constructive termination of employment.

Each Separation Pay Agreement provides that upon a qualifying termination of employment, subject to certain conditions and limitations—including the NEO’s execution of a general release of claims against us and our affiliates—the NEO will be provided with the following benefits:

•	If the qualifying termination occurs in the absence of a Change in Control (used here as defined in the Separation Pay Agreements):

•	a cash severance benefit equal to 9 months’ base salary (18 months’ base salary for Mr. Godshall), to be paid in installments in accordance with our normal payroll practices;

•

an amount equal to the annual bonus the NEO would have earned for the year of termination, pro-rated for the NEO’s service during that year, to be paid on the date the annual bonuses are paid to similarly-situated executives; and

•

reimbursement for COBRA premiums for up to 9 months (up to 18 months for Mr. Godshall), but not beyond the date on which the NEO becomes eligible to receive substantially similar coverage from another employer.

•	If the qualifying termination occurs within three months prior to or within 12 months following a Change in Control:

•	a cash severance benefit equal to 18 months’ base salary (24 months’ base salary for Mr. Godshall), to be paid in installments in accordance with our normal payroll practices;

•

an amount equal to the annual bonus the NEO would have earned for the year of termination, pro-rated for the NEO’s service during that year, to be paid on the date the annual bonuses are paid to similarly situated executives;

•	reimbursement for COBRA premiums for up to 18 months, but not beyond the date on which the NEO becomes eligible to receive substantially similar coverage from another employer; and

•

for each NEO other than Mr. Godshall, all unvested equity awards will become immediately vested and fully exercisable; Mr. Godshall’s Separation Pay Agreement does not provide for vesting of unvested equity awards; however, as described above, any unvested portion of Mr. Godshall’s May 2017 stock option award would become immediately vested and fully exercisable upon a change of control (as defined in his offer letter) on a single trigger basis without any termination of employment.

For purposes of the Separation Pay Agreements:

•

a “qualifying termination” means (i) in the case of Mr. Godshall, a termination without Cause or a resignation for Good Reason at any time during the term of the agreement; and (ii) for each other NEO, a termination without Cause at any time during the term of the agreement, or a resignation for Good Reason that occurs within three months prior to or within 12 months following a Change in Control.

•

“Cause” is defined to mean the NEO’s (i) willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) engagement in dishonesty, illegal conduct, or gross misconduct, which, in each case, poses a substantial risk of material injury to us or our affiliates; (iii) embezzlement, misappropriation, or fraud, whether or not related to the NEO’s employment; (iv) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (v) material breach of any material obligation under the agreement or any other written agreement between the executive and us; or (vi) material failure to comply with our written policies or rules, if such failure poses a substantial risk of material reputational or financial harm to us.

•

“Change in Control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of our stock and acquires additional stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of our stock possessing 30% or more of the total voting power of our stock; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or (iv) the sale of all or substantially all of our assets. Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.

•

Good Reason” is defined to mean the occurrence of any of the following without the NEO’s written consent: (i) a material reduction in annual rate of base salary other than a general reduction that affects all similarly situated executives in substantially the same proportions; (ii) a material reduction in target incentive opportunity under the annual incentive plan; (iii) a relocation of the NEO’s principal place of employment by more than 30 miles; (iv) any material breach by us of any material provision of the Separation Pay Agreement; (v) our failure to obtain an agreement from any successor to assume and agree to perform the Separation Pay Agreement in the same manner and to the same extent that we would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) a material, adverse change in the NEO’s title, authority, duties, or responsibilities (other than temporarily while the executive is physically or mentally incapacitated or as required by applicable law); or (vii) a material adverse change in the reporting structure applicable to the NEO; or (viii) for Mr. Godshall only, the Company’s failure to nominate Mr. Godshall for election to the Board and to use its best efforts to have him elected and re-elected, as applicable

In March 2022, we entered into Amended and Restated Separation Pay Agreements with each of our NEOs that include, among other things, (i) a provision reflecting our policy for recoupment of incentive compensation, (ii) a “best net after-tax” Section 280G cutback (pursuant to which if the payments and benefits provided pursuant to an Amended and Restated Separation Pay Agreement are subject to the Section 280G excise tax, they will be reduced such that they are not subject to the Section 280G excise tax, but only if such reduction would result in the NEO receiving a greater amount on a net after-tax basis), and (iii) amendments to the definition of “Change in Control” to conform to the definition of a Change in Control under our 2019 Plan. Additionally, under the terms of his Amended and Restated Separation Pay Agreement and in line with the benefits already provided to our other NEOs under their Separation Pay Agreements, as disclosed above, all unvested equity awards held by Mr. Godshall will become immediately vested and fully exercisable upon a qualifying termination that occurs within three months prior to or within 12 months following a Change in Control.

Grants of Plan-Based Awards

The following table sets forth information concerning the cash bonus opportunities made available to our NEOs pursuant to the ABP and the RSUs granted to our NEOs under the 2019 Plan during our fiscal year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Doug Godshall	Cash	—	229,500	540,000	837,000
	RUS	01/06/2021				50,000	5,919,500
Dan Puckett	Cash	—	87,263	196,650	290,059
	RSU	01/06/2021				17,000	2,012,630
Isaac Zacharias	Cash	—	88,781	200,070	295,103
	RSU	01/06/2021				18,000	2,131,020

(1)	Non-equity incentive plan awards are made pursuant to the ABP under the 2019 Plan. No other non-equity incentives were granted.
(2)	Each equity award included here was granted under the 2019 Plan. No other equity awards were granted.
(3)

Amounts in this column represent the grant date fair value of each RSU award, as calculated in accordance with FASB ASC Topic 718. The RSUs are valued using the fair value method. See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2021 for the assumptions used in calculating these amounts.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for our NEOs as of the end of our fiscal year ended December 31, 2021.

		Option Awards						Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Doug Godshall	05/09/2017	484,799	—	(1)	—	3.42	05/09/2027	—		—
	03/06/2019	56,352	11,005	(2)	—	17.00	03/06/2029	—		—
	04/24/2019	—	—		—	—	—	8,000	(4)	1,246,640
	02/18/2020	—	—		—	—	—	63,150	(4)	11,261,540
	02/01/2021	—	—		—	—	—	50,000	(4)	8,916,500
Dan Puckett	07/19/2018	502	1,757	(2)	—	4.03	07/19/2028	—		—
	03/06/2019	2,097	16,650	(2)	—	17.00	03/06/2029	—		—
	04/17/2019	—	—		—	—	—	4,000	(4)	713,320
	02/18/2020	—	—		—	—	—	22,500	(4)	4,012,425
	02/01/2021	—	—		—	—	—	17,000	(4)	3,031,610
Isaac Zacharias	04/10/2018	12,295	9,222	(3)	—	4.03	04/10/2028	—		—
	11/14/2018	35,974	18,785	(3)	—	6.71	11/14/2028	—		—
	04/17/2019	—	—		—	—	—	2,500	(4)	445,825
	02/18/2020	—	—		—	—	—	22,500	(4)	4,012,425
	02/01/2021	—	—		—	—	—	18,000	(4)	3,209,940

(1)	This stock option is fully vested
(2)	Subject to vesting as to 1/48 of the award upon continued service through each month following the date of grant, through the fourth anniversary of the date of grant
(3)

Subject to vesting as to 1/4 of the award upon continued service through the first anniversary of the date of grant and as to 1/48 of the award upon continued service through each month thereafter, through the fourth anniversary of the date of grant.

(4)

Subject to vesting as to 1/4 of the award upon continued service through the first anniversary of the date of grant and as to 1/4 of the award upon continued service through each year thereafter, through the fourth anniversary of the date of grant.

(5)	Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2021: $178.33 per share.

Option Exercises and RSUs Vested

The following table sets forth information regarding options exercised by, and shares vested under RSU awards granted to, our NEOs for the fiscal year ending December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Doug Godshall	180,000	29,813,670	25,050	3,243,670
Dan Puckett	37,500	5,489,713	9,500	1,249,185
Isaac Zacharias	69,248	11,582,599	8,750	1,127,213

(1)	Values were determined based on the difference between the fair market value of our shares of common stock on the date of exercise and the exercise price of the options.
(2)	Values were determined based on the fair market value of our shares of common stock on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a defined benefit pension plan or a nonqualified deferred compensation plan for our employees.

Potential Payments Upon Termination of Change in Control

The information in the “Potential Payments Upon Termination or Change in Control” table below summarizes the compensation that would be payable under various scenarios if the NEO’s employment had terminated on December 31, 2021, the last day of fiscal year 2021 and the price per share of our common stock is the closing market price as of that date. The amounts shown below reflect payments and benefits available under the Separation Pay Agreements.

Name	Termination Scenario	Cash ($)(4)	COBRA Premiums ($)(5)	Stock Options/ Restricted Stock Units ($)	Total ($)
Doug Godshall(6)	Death	886,251	—	—	886,251
	Long-Term Disability	886,251	—	—	886,251
	Voluntary Termination(1)	69,231	—	—	69,231
	Change in Control(2)	2,036,636	58,914	—	2,095,550
	Involuntary Termination(3)	1,749,040	58,914	—	1,807,954
Dan Puckett(7)	Death	327,706	—	425,810	327,706
	Long-Term Disability	327,706	—	425,810	327,706
	Voluntary Termination(1)	52,937	—	425,810	52,937
	Change in Control(2)	895,623	504	10,749,752	11,645,879
	Involuntary Termination(3)	611,664	252	425,810	611,916
Isaac Zacharias(8)	Death	311,070	—	—	311,070
	Long-Term Disability	311,070	—	—	311,070
	Voluntary Termination(1)	21,159	—	—	21,519
	Change in Control(2)	888,064	58,914	12,499,503	13,446,481
	Involuntary Termination(3)	599,567	29,457	—	629,024

(1)	“Voluntary Termination” means a termination for Cause (as defined by the Separation Pay Agreements).
(2)	Change in Control payments are made if there is a qualifying termination within three months prior to or within 12 months following a Change in Control (as defined in the Separation Pay Agreements).
(3)	“Involuntary Termination” is any termination other than for Cause, death, or disability, or by our Chief Executive Officer for Good Reason (as defined in the Separation Pay Agreements).
(4)

This represents a severance payment of 1.5 times the executive officer’s annual base salary plus annual target bonus for Change in Control or 0.75 times for Involuntary Termination (except that the multiplier for base salary is 2.0 times for a Change in Control and 1.5 times for Involuntary Termination in the case of our Chief Executive Officer).

(5)

Continued payment for the cost of the executive officer’s premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay but no longer than the end of the COBRA period.

(6)

Pursuant to the terms of his Amended and Restated Separation Pay Agreement, had such agreement been effective as of December 31, 2021, Mr. Godshall would receive payments and benefits consistent with those disclosed in the table above except that in in lieu of the amounts reflected in the table above upon a Change in Control (as defined in Mr. Godshall’s Amended and Restated Separation Pay Agreement): $2,036,636 cash severance, $58,914 in COBRA premiums, and $25,737,147, representing the value of the accelerated vesting of stock options/RSUs, totaling $27,832,697.

(7)

Pursuant to the terms of his Amended and Restated Separation Pay Agreement, had such agreement been effective as of December 31, 2021, Mr. Puckett would receive payments and benefits consistent with those disclosed in the table above.

(8)

Pursuant to the terms of his Amended and Restated Separation Pay Agreement, had such agreement been effective as of December 31, 2021, Mr. Zacharias would receive payments and benefits consistent with those disclosed in the table above.

Equity awards held by our NEOs are subject to the terms of the relevant equity incentive plan and the award agreement evidencing such award. The award agreements set forth the terms and conditions of the respective awards and, among other things, describe the effect of various termination events on the vesting of unvested equity awards other than terminations in the context of a change in control, as discussed in “NEO Separation Pay Agreements.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	1,382,201	(1)	$6.01	(2)	1,524,985	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	1,382,201		$6.01	(2)	1,524,985

(1)

Amount does not include any shares of common stock issuable under our Employee Stock Purchase Plan (“ESPP”). We issue shares under our ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of our ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

(2)	Excludes RSUs, which have no exercise price.
(3)

Includes shares available for issuance under our 2019 Plan and our ESPP. The number of shares available for issuance under our 2019 Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the least of (i) 3% of the outstanding shares of our common stock on the last business day of the immediately preceding fiscal year and (ii) such number of shares determined by our Board. The number of shares available for issuance under our ESPP increases automatically on the first day of each fiscal year of the Company beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the lesser of (i) 1% of the outstanding shares of our common stock on the last business day of the immediately preceding fiscal year and (ii) such number of shares determined by our Board.

2019 Equity Incentive Plan

In February 2019, our Board of Directors adopted, and our stockholders approved, our 2019 Plan, which became effective in connection with our initial public offering in March 2019. Our 2019 Plan replaced our 2009 Equity Incentive Plan (the “2009 Plan”). Following the effectiveness of the 2019 Plan, no further equity awards may be granted under our 2009 Plan. The 2019 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock awards and RSU awards. ISOs may be granted only to employees. All other awards may be granted to employees, directors, and consultants.

Our Board of Directors, or one or more duly authorized committees thereof, has the authority to administer the 2019 Plan. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us ceases for any reason other than disability or death, the option holder may generally exercise any vested options for a period of 30 days following the cessation of service. Subject to the terms of our 2019 Plan, the plan administrator has the authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option. In the event of certain corporate transactions specified in our 2019 Plan, including a merger or change of control, as defined in our 2019 Plan, the administrator may, in its discretion, take certain actions with respect to outstanding awards, including the continuation or assumption of awards.

Employee Stock Purchase Plan

In February 2019, our Board of Directors adopted, and our stockholders approved, our ESPP, which became effective in connection with our initial public offering in March 2019. Our Board of Directors, or one or more duly authorized committees thereof, have the authority to administer the ESPP. Each eligible employee who is a participant in the ESPP may purchase shares of our common stock by authorizing payroll deductions at a minimum of 1% and up to 15% of his or her eligible compensation for each pay period.

Offering periods under the ESPP are six months in duration, commencing on September 1 and March 1 and ending on the following February 28 or 29 and August 30. The purchase price per share of our common stock under the ESPP is equal to 85% of the fair market value of the common stock on either the first or the last day of the offering period, whichever is lower, or such higher price for any given offering period as may be determined by the administrator, provided that no more than 1,250 shares of our common stock or such other lesser maximum number established by the plan administrator may be purchased by any one employee during each offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under the ESPP in any calendar year.

An employee’s rights under the ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason. Prior to the effective time of any Corporate Transaction, as defined in the ESPP, the ESPP will terminate and shares will be purchased prior to the effective time as determined by the plan administrator, unless the ESPP is continued by the Company or assumed by the surviving corporation.

2009 Equity Incentive Plan

Our Board of Directors approved our 2009 Plan in June 2009, which was approved by our stockholders in January 2010. The 2009 Plan provided for grants of stock options, stock appreciation rights, restricted stock awards, and RSU awards to employees, directors, or consultants. Under our 2009 Plan, we granted stock options with respect to shares of our common stock to certain of our employees and consultants. In connection with our initial public offering, all shares of common stock that remained available for issuance under our 2009 Plan became available for issuance under our 2019 Plan and no further equity awards may be granted under our 2009 Plan.

Each stock option granted under our 2009 Plan will become exercisable upon vesting and will remain exercisable until its termination date on the tenth anniversary of the award, or, if earlier, until the day that is twelve months after the recipient ceases to be a service provider due to death or disability, or the day that is three months after the recipient ceases to be a service provider for any other reason.

In the event of certain corporate transactions specified in the 2009 Plan, including a merger or change of control, as defined in the 2009 Plan, the administrator may, in its discretion, take certain actions with respect to outstanding awards, including the continuation or assumption of awards.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our NEOs and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company. Factors supporting this conclusion include:

•	Compensation is overseen by our Compensation Committee, all members of which are Independent Directors;

•	With the assistance of Compensia, our Compensation Committee annually reviews director and officer compensation levels against those of an appropriate group of comparable peer firms;

•	Compensation focuses on a proper balance of short- and longer-term performance;

•	Equity grant guidelines inform the size of equity awards;

•	We maintain internal controls on sales commissions;

•	Our insider trading policy prohibits the hedging and pledging of our stock; and

•	Separation agreements entered into with our executives are reasonable.

CHIEF EXECUTIVE OFFICER PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following presents information regarding the relationship of the median of the annual total compensation of our employees, other than our Chief Executive Officer, to the annual total compensation of our Chief Executive Officer, Mr. Godshall.

We identified the median employee for our 2021 pay ratio analysis using the following methodology:

•

We selected December 31, 2021 as the date on which to determine our median employee (the “Determination Date”). As of the Determination Date, our employee population consisted of 657 individuals. This population consisted of full-time, part-time, and temporary employees located in the United States and internationally.

•

To identify the median employee from our employee population, we prepared a list of employees as of December 31, 2021 by their corresponding annual total cash compensation (base salary or hourly wages, overtime wages, commissions and bonuses) and the grant date fair value of equity awards, based on the Company’s payroll and other compensation records. We excluded Mr. Godshall and certain temporary employees that were employed by third-party agencies for whom we do not determine the rate of pay.

•

We annualized compensation for employees that were not employed for the full year of 2021 and did not make any cost-of-living adjustments in identifying the median employee. Amounts paid in foreign currencies were converted to U.S. dollars, using conversion rates as of December 31, 2021 as provided in our system of record for compensation information. Using this methodology, we determined that our median employee was a full-time field clinical specialist based in the United States.

In determining our 2021 pay ratio, we combined all elements of our median employee’s compensation for 2021 using the same methodology that we used for calculating Mr. Godshall’s total compensation shown in the 2021 Summary Compensation Table, and the annual total compensation of our median employee was $174,053. Mr. Godshall’s annual total compensation, as reported in the 2021 Summary Compensation Table, was $7,317,043. Based on this information, the ratio of the annual total compensation of Mr. Godshall to the annual total compensation of our median employee was approximately 42:1 for 2021.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employment and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or which are currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeds $120,000; and

•

any of our directors, any nominees for director, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any member of their immediate family, or any entity affiliated with any of the foregoing persons, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Information Regarding the Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation”.

Investor Rights Agreement

We are party to an Amended and Restated Investor Rights Agreement (the “IRA”) with the holders of our preferred stock (which converted into shares of our common stock immediately prior to the closing of our initial public offering), including certain of our directors and entities to which certain of our directors are affiliated. The IRA provides certain of these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Director and Officer Indemnification

We have entered into an indemnification agreement with each of our directors and NEOs. These indemnification agreements and our Restated Certificate of Incorporation and Bylaws indemnify each of our directors and NEOs to the fullest extent permitted by the Delaware General Corporation Law.

Policies and Procedures for Related Party Transactions

Our Board of Directors adopted a written related party transaction policy in connection with our initial public offering, setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (800) 542-1061. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

Hajime Tada

General Counsel and Secretary

April 29, 2022

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, is available without charge upon written request to Investor Relations, Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054 or by accessing a copy on Shockwave’s website at www.shockwavemedical.com in the Investors section under “Financial Information”. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

SHOCKWAVE MEDICAL, INC. 5403 BETSY ROSS DRIVE SANTA CLARA, CALIFORNIA 95054
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Wednesday, June 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
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D83534-P71085 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
SHOCKWAVE MEDICAL, INC.
The Board of Directors recommends you vote FOR ALL of the director nominees listed under Proposal 1:
1. Election of Directors for a term expiring at the 2025 Annual Meeting of Stockholders
Nominees:
01) Doug Godshall 02) F.T. “Jay” Watkins 03) Frederic Moll, M.D.
For All Withhold All Except For All
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 2 and 3:
2. Ratification of the appointment of Ernst & Young LLP as Shockwave Medical, Inc.’s independent registered public accounting firm for fiscal year ending December 31, 2022.
3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.
NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Availability Notice and Annual Report on Form 10-K are available at www.proxyvote.com.
D83535-P71085
SHOCKWAVE MEDICAL, INC. Annual Meeting of Stockholders June 23, 2022, 10:00 a.m. Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Douglas Godshall and Dan Puckett, each with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this form, all of the shares of common stock of Shockwave Medical, Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 23, 2022 at 10:00 a.m. Pacific Time, via live webcast at www.virtualshareholdermeeting.com/SWAV2022, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Continued and to be signed on reverse side